Exhibit 10.1

TABLE OF CONTENTS

ASSISTANCE AGREEMENT*

INTELLECTUAL PROPERTY PROVISIONS*

STATEMENT OF PROJECT OBJECTIVES*

REPORTING REQUIREMENTS*

WAGE DETERMINATION*

BUDGET INFORMATION*

NEGOTIATED CHANGES TO AWARD*

TERMS AND CONDITIONS*

ASSISTANCE AGREEMENT

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INTELLECTUAL PROPERTY PROVISIONS

GDSB-1003

Intellectual Property Provisions (GDSB-1003)

Grant - Special Data Statute

Research, Development, or Demonstration

Domestic Small Businesses

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1.     10 CFR 600.325         Rights in Data - Programs Covered Under Special Data

           Appendix A                 Statues (OCT 2003)

02.     10 CFR 600.325       Patent Rights (Small Business Firms and Nonprofit

           Appendix A                  Organizations) (OCT 2003)

03.     FAR 52.227-23         Rights to Proposal Data (Technical) (JUN 1987)

NOTE: In reading these provisions, any reference to "contractor" shall mean "recipient," and any reference to "contract" or "subcontract" shall mean "award" or "subaward."

01. 10 CFR 600.325 Appendix A, Rights in Data - Programs Covered Under Special Data Statutes (OCT 2003)

(a) Definitions

    Computer Data Bases, as used in this clause, means a collection of data in a form capable of, and for the purpose of, being stored in, processed, and operated on by a computer. The term does not include computer software.

    Computer software, as used in this clause, means (i) computer programs which are data comprising a series of instructions, rules, routines, or statements, regardless of the media in which recorded, that allow or cause a computer to perform a specific operation or series of operations and (ii) data comprising source code listings, design details, algorithms, processes, flow charts, formulae and related material that would enable the computer program to be produced, created or compiled. The term does not include computer data bases.

    Data, as used in this clause, means recorded information, regardless of form or the media on which it may be recorded. The term includes technical data and computer software. The term does not include information incidental to administration, such as financial, administrative, cost or pricing or management information.

    Form, fit, and function data, as used in this clause, means data relating to items, components, or processes that are sufficient to enable physical and functional interchangeability as well as data identifying source, size, configuration, mating and attachment characteristics, functional characteristics, and performance requirements except that for computer software it means data identifying source, functional characteristics, and performance requirements but specifically excludes the source code, algorithm, process, formulae, and flow charts of the software.

    Limited rights data, as used in this clause, means data (other than computer software) developed at private expense that embody trade secrets or are commercial or financial and confidential or privileged.

    Restricted computer software, as used in this clause, means computer software developed at private expense and that is a trade secret; is commercial or financial and confidential or privileged; or is published copyrighted computer software; including modifications of such computer software.

    Protected data, as used in this clause, means technical data or commercial or financial data first produced in the performance of the award which, if it had been obtained from and first produced by a non-federal party, would be a trade secret or commercial or financial information that is privileged or confidential under the meaning of 5 U.S.C. 552(b)(4) and which data is marked as being protected data by a party to the award.

    Protected rights, as used in this clause, mean the rights in protected data set forth in the Protected Rights Notice of paragraph (g) of this clause.

    Technical data, as used in this clause, means that data which are of a scientific or technical nature. Technical data does not include computer software, but does include manuals and instructional materials and technical data formatted as a computer data base.

    Unlimited rights, as used in this clause, means the right of the Government to use, disclose, reproduce, prepare derivative works, distribute copies to the public, and perform publicly and display publicly, in any manner and for any purpose whatsoever, and to have or permit others to do so.

(b) Allocation of Rights

(1) Except as provided in paragraph (c) of this clause regarding copyright, the Government shall have unlimited rights in--

(i) Data specifically identified in this agreement as data to be delivered without restriction;

(ii) Form, fit, and function data delivered under this agreement;

(iii) Data delivered under this agreement (except for restricted computer software) that constitute manuals or instructional and training material for installation, operation, or routine maintenance and repair of items, components, or processes delivered or furnished for use under this agreement; and (iv) All other data delivered under this agreement unless provided otherwise for protected data in accordance with paragraph (g) of this clause or for limited rights data or restricted computer software in accordance with paragraph (h) of this clause.

(2) The Recipient shall have the right to--

(i) Protect rights in protected data delivered under this agreement in the manner and to the extent provided in paragraph (g) of this clause;

(ii) Withhold from delivery those data which are limited rights data or restricted computer software to the extent provided in paragraph (h) of this clause;

(iii) Substantiate use of, add, or correct protected rights or copyrights notices and to take other appropriate action, in accordance with paragraph (e) of this clause; and

(iv) Establish claim to copyright subsisting in data first produced in the performance of this agreement to the extent provided in subparagraph (c)(1) of this clause.

(c) Copyright

(1) Data first produced in the performance of this agreement. Except as otherwise specifically provided in this agreement, the Recipient may establish, without the prior approval of the Contracting Officer, claim to copyright subsisting in any data first produced in the performance of this agreement. If claim to copyright is made, the Recipient shall affix the applicable copyright notice of 17 U.S.C. 401 or 402 and acknowledgment of Government sponsorship (including agreement number) to the data when such data are delivered to the Government, as well as when the data are published or deposited for registration as a published work in the U.S. Copyright Office. For such copyrighted data, including computer software, the Recipient grants to the Government, and others acting on its behalf, a paid-up nonexclusive, irrevocable, worldwide license to reproduce, prepare derivative works, distribute copies to the public, and perform publicly and display publicly, by or on behalf of the Government, for all such data.

(2) Data not first produced in the performance of this agreement. The Recipient shall not, without prior written permission of the Contracting Officer, incorporate in data delivered under this agreement any data that are not first produced in the performance of this agreement and that contain the copyright notice of 17 U.S.C. 401 or 402, unless the Recipient identifies such data and grants to the Government, or acquires on its behalf, a license of the same scope as set forth in subparagraph (c)(1) of this clause; provided, however, that if such data are computer software, the Government shall acquire a copyright license as set forth in subparagraph (h)(3) of this clause if included in this agreement or as otherwise may be provided in a collateral agreement incorporated or made a part of this agreement.

(3) Removal of copyright notices. The Government agrees not to remove any copyright notices placed on data pursuant to this paragraph (c), and to include such notices on all reproductions of the data.

(d) Release, Publication and Use of Data

(1) The Receipt shall have the right to use, release to others, reproduce, distribute, or publish any data first produced or specifically used by the Recipient in the performance of this contract, except to the extent such data may be subject to the Federal export control or national security laws or regulations, or unless otherwise provided in this paragraph of this clause or expressly set forth in this contract.

(2) The Recipient agrees that to the extent it receives or is given access to data necessary for the performance of this agreement which contain restrictive markings, the Recipient shall treat the data in accordance with such markings unless otherwise specifically authorized in writing by the Contracting Officer.

(e) Unauthorized Marking of Data

(1) Notwithstanding any other provisions of this agreement concerning inspection or acceptance, if any data delivered under this agreement are marked with the notices specified in subparagraph (g)(2) or (g)(3) of this clause and use of such is not authorized by this clause, or if such data bears any other restrictive or limiting markings not authorized by this agreement, the Contracting Officer may at any time either return the data to the Recipient or cancel or ignore the markings. However, the following procedures shall apply prior to canceling or ignoring the markings.

(i) The Contracting Officer shall make written inquiry to the Recipient affording the Recipient 30 days from receipt of the inquiry to provide written justification to substantiate the propriety of the markings;

(ii) If the Recipient fails to respond or fails to provide written justification to substantiate the propriety of the markings within the 30-day period (or a longer time not exceeding 90 days approved in writing by the Contracting Officer for good cause shown), the Government shall have the right to cancel or ignore the markings at any time after said period and the data will no longer be made subject to any disclosure prohibitions.

(iii) If the Recipient provides written justification to substantiate the propriety of the markings within the period set in subdivision (e)(1)(i) of this clause, the Contracting Officer shall consider such written justification and determine whether or not the markings are to be cancelled or ignored. If the Contracting Officer determines that the markings are authorized, the Recipient shall be so notified in writing. If the Contracting Officer determines, with concurrence of the head of the contracting activity, that the markings are not authorized, the Contracting Officer shall furnish the Recipient a written determination, which determination shall become the final agency decision regarding the appropriateness of the markings unless the Recipient files suit in a court of competent jurisdiction within 90 days of receipt of the Contracting Officer's decision. The Government shall continue to abide by the markings under this subdivision (e)(1)(iii) until final resolution of the matter either by the Contracting Officer's determination become final (in which instance the Government shall thereafter have the right to cancel or ignore the markings at any time and the data will no longer be made subject to any disclosure prohibitions), or by final disposition of the matter by court decision if suit is filed.

(2) The time limits in the procedures set forth in subparagraph (e)(1) of this clause may be modified in accordance with agency regulations implementing the Freedom of Information Act (5 U.S.C. 552) if necessary to respond to a request thereunder.

(f) Omitted or Incorrect Markings

(1) Data delivered to the Government without either the limited rights or restricted rights notice as authorized by paragraph (g) of this clause, or the copyright notice required by paragraph (c) of this clause, shall be deemed to have been furnished with unlimited rights, and the Government assumes no liability for the disclosure, use, or reproduction of such data. However, to the extent the data has not been disclosed without restriction outside the Government, the Recipient may request, within 6 months (or a longer time approved by the Contracting Officer for good cause shown) after delivery of such data, permission to have notices placed on qualifying data at the Recipient's expense, and the Contracting Officer may agree to do so if the Recipient--

(i) Identifies the data to which the omitted notice is to be applied;

(ii) Demonstrates that the omission of the notice was inadvertent;

(iii) Establishes that the use of the proposed notice is authorized; and

(iv) Acknowledges that the Government has no liability with respect to the disclosure, use, or reproduction of any such data made prior to the addition of the notice or resulting from the omission of the notice.

(2) The Contracting Officer may also:

(i) Permit correction at the Recipient's expense of incorrect notices if the Recipient identifies the data on which correction of the notice is to be made, and demonstrates that the correct notice is authorized; or

(ii) Correct any incorrect notices.

(g) Rights to Protected Data

(1) The Recipient may, with the concurrence of DOE, claim and mark as protected data, any data first produced in the performance of this award that would have been treated as a trade secret if developed at private expense. Any such claimed "protected data'' will be clearly marked with the following Protected Rights Notice, and will be treated in accordance with such Notice, subject to the provisions of paragraphs (e) and (f) of this clause.

PROTECTED RIGHTS NOTICE

    These protected data were produced under agreement no. DE-EE0002407 with the U.S. Department of Energy and may not be published, disseminated, or disclosed to others outside the Government until 5 years from the date the data was generated, unless express written authorization is obtained from the recipient. Upon expiration of the period of protection set forth in this Notice, the Government shall have unlimited rights in this data. This Notice shall be marked on any reproduction of this data, in whole or in part.

(End of notice).

(2) Any such marked Protected Data may be disclosed under obligations of confidentiality for the following purposes:

(a) For evaluation purposes under the restriction that the "Protected Data" be retained in confidence and not be further disclosed; or

(b) To subcontractors or other team members performing work under the Government's program

(3) The obligations of confidentiality and restrictions on publication and dissemination shall end for any Protected Data.

(a) At the end of the protected period;

(b) If the data becomes publicly known or available from other sources without a breach of the obligation of confidentiality with respect to the Protected Data;

(c) If the same data is independently developed by someone who did not have access to the Protected Data and such data is made available without obligations of confidentiality; or

(d) If the Recipient disseminates or authorizes another to disseminate such data without obligations of confidentiality.

(4) However, the Recipient agrees that the following types of data are not considered to be protected and shall be provided to the Government when required by this award without any claim that the data are Protected Data. The parties agree that notwithstanding the following lists of types of data, nothing precludes the Government from seeking delivery of additional data in accordance with this award, or from making publicly available additional nonprotected data, nor does the following list constitute any admission by the Government that technical data not on the list is Protected Data.

List of nonprotected data: "Information as defined in the Reporting Requirements Checklist, specifically, within the Final Progress Report."

(5) The Government's sole obligation with respect to any protected data shall be as set forth in this paragraph (g).

(h) Protection of Limited Rights Data

    When data other than that listed in subparagraphs (b)(1)(i), (ii), and (iii) of this clause are specified to be delivered under this agreement and such data qualify as either limited rights data or restricted computer software, the Recipient, if the Recipient desires to continue protection of such data, shall withhold such data and not furnish them to the Government under this agreement. As a condition to this withholding the Recipient shall identify the data being withheld and furnish form, fit, and function data in lieu thereof.

(i) Subaward/Contract

    The Recipient has the responsibility to obtain from its subrecipients/contractors all data and rights therein necessary to fulfill the Recipient's obligations to the Government under this agreement. If a subrecipient/contractor refuses to accept terms affording the Government such rights, the Recipient shall promptly bring such refusal to the attention of the Contracting Officer and not proceed with subaward/contract award without further authorization.

(j) Additional Data Requirements

    In addition to the data specified elsewhere in this agreement to be delivered, the Contracting Officer may, at anytime during agreement performance or within a period of 3 years after acceptance of all items to be delivered under this agreement, order any data first produced or specifically used in the performance of this agreement. This clause is applicable to all data ordered under this subparagraph. Nothing contained in this subparagraph shall require the Recipient to deliver any data the withholding of which is authorized by this clause or data which are specifically identified in this agreement as not subject to this clause. When data are to be delivered under this subparagraph, the Recipient will be compensated for converting the data into the prescribed form, for reproduction, and for delivery.

(k) The Recipient agrees, except as may be otherwise specified in this agreement for specific data items listed as not subject to this paragraph, that the Contracting Officer or an authorized representative may, up to three years after acceptance of all items to be delivered under this contract, inspect at the Recipient's facility any data withheld pursuant to paragraph (h) of this clause, for purposes of verifying the Recipient's assertion pertaining to the limited rights or restricted rights status of the data or for evaluating work performance. Where the Recipient whose data are to be inspected demonstrates to the Contracting Officer that there would be a possible conflict of interest if the inspection were made by a particular representative, the Contracting Officer shall designate an alternate inspector.

02. 10 CFR 600.325 Appendix A, Patent Rights (Small Business Firms and Nonprofit Organizations) (OCT 2003)

(a) Definitions

    Invention means any invention or discovery which is or may be patentable or otherwise protectable under title 35 of the United States Code, or any novel variety of plant which is or may be protected under the Plant Variety Protection Act (7 U.S.C. 2321 et seq.).

    Made when used in relation to any invention means the conception or first actual reduction to practice of such invention.

    Nonprofit organization means a university or other institution of higher education or an organization of the type described in section 501(c)(3) of the Internal Revenue Code of 1954 (26 U.S.C. 501(c)) and exempt from taxation under section 501(a) of the Internal Revenue Code (26 U.S.C. 501(a)) or any nonprofit scientific or educational organization qualified under a State nonprofit organization statute.

    Practical application means to manufacture in the case of a composition or product, to practice in the case of a process or method, or to operate in the case of a machine or system; and, in each case, under such conditions as to establish that the invention is being utilized and that its benefits are to the extent permitted by law or Government regulations available to the public on reasonable terms.

    Small business firm means a small business concern as defined at section 2 of Public Law 85-536 (16 U.S.C. 632) and implementing regulations of the Administrator of the Small Business Administration. For the purpose of this clause, the size standards for small business concerns involved in Government procurement and subcontracting at 13 CFR 121.3 through 121.8 and 13 CFR 121.3 through 121.12, respectively, will be used.

    Subject invention means any invention of the Recipient conceived or first actually reduced to practice in the performance of work under this award, provided that in the case of a variety of plant, the date of determination (as defined in section 41(d) of the Plant Variety Protection Act, 7 U.S.C. 2401(d) must also occur during the period of award performance.

(b) Allocation of Principal Rights

    The Recipient may retain the entire right, title, and interest throughout the world to each subject invention subject to the provisions of this Patent Rights clause and 35 U.S.C. 203. With respect to any subject invention in which the Recipient retains title, the Federal Government shall have a non-exclusive, nontransferable, irrevocable, paid-up license to practice or have practiced for or on behalf of the U.S. the subject invention throughout the world.

(c) Invention Disclosure, Election of Title and Filing of Patent Applications by Recipient

(1) The Recipient will disclose each subject invention to DOE within two months after the inventor discloses it in writing to Recipient personnel responsible for the administration of patent matters. The disclosure to DOE shall be in the form of a written report and shall identify the award under which the invention was made and the inventor(s). It shall be sufficiently complete in technical detail to convey a clear understanding to the extent known at the time of disclosure, of the nature, purpose, operation, and the physical, chemical, biological or electrical characteristics of the invention. The disclosure shall also identify any publication, on sale or public use of the invention and whether a manuscript describing the invention has been submitted for publication and, if so, whether it has been accepted for publication at the time of disclosure. In addition, after disclosure to DOE, the Recipient will promptly notify DOE of the acceptance of any manuscript describing the invention for publication or of any on sale or public use planned by the Recipient.

(2) The Recipient will elect in writing whether or not to retain title to any such invention by notifying DOE within two years of disclosure to DOE. However, in any case where publication, on sale, or public use has initiated the one-year statutory period wherein valid patent protection can still be obtained in the U.S., the period for election of title may be shortened by the agency to a date that is no more than 60 days prior to the end of the statutory period.

(3) The Recipient will file its initial patent application on an invention to which it elects to retain title within one year after election of title or, if earlier, prior to the end of any statutory period wherein valid patent protection can be obtained in the U.S. after a publication, on sale, or public use. The Recipient will file patent applications in additional countries or international patent offices within either ten months of the corresponding initial patent application, or six months from the date when permission is granted by the Commissioner of Patents and Trademarks to file foreign patent applications when such filing has been prohibited by a Secrecy Order.

(4) Requests for extension of the time for disclosure to DOE, election, and filing under subparagraphs (c)(1), (2), and (3) of this clause may, at the discretion of DOE, be granted.

(d) Conditions When the Government May Obtain Title

     The Recipient will convey to DOE, upon written request, title to any subject invention:

(1) If the Recipient fails to disclose or elect the subject invention within the times specified in paragraph (c) of this patent rights clause, or elects not to retain title; provided that DOE may only request title within 60 days after learning of the failure of the Recipient to disclose or elect within the specified times;

(2) In those countries in which the Recipient fails to file patent applications within the times specified in paragraph (c) of this Patent Rights clause; provided, however, that if the Recipient has filed a patent application in a country after the times specified in paragraph (c) of this Patent Rights clause, but prior to its receipt of the written request of DOE, the Recipient shall continue to retain title in that country; or

(3) In any country in which the Recipient decides not to continue the prosecution of any application for, to pay the maintenance fees on, or defend in a reexamination or opposition proceeding on, a patent on a subject invention.

(e) Minimum Rights to Recipient and Protection of the Recipient Right To File

(1) The Recipient will retain a non-exclusive royalty-free license throughout the world in each subject invention to which the Government obtains title, except if the Recipient fails to disclose the subject invention within the times specified in paragraph (c) of this Patent Rights clause. The Recipient's license extends to its domestic subsidiaries and affiliates, if any, within the corporate structure of which the Recipient is a party and includes the right to grant sublicenses of the same scope of the extent the Recipient was legally obligated to do so at the time the award was awarded. The license is transferable only with the approval of DOE except when transferred to the successor of that part of the Recipient's business to which the invention pertains.

(2) The Recipient's domestic license may be revoked or modified by DOE to the extent necessary to achieve expeditious practical application of the subject invention pursuant to an application for an exclusive license submitted in accordance with applicable provisions at 37 CFR part 404 and the agency's licensing regulation, if any. This license will not be revoked in that field of use or the geographical areas in which the Recipient has achieved practical application and continues to make the benefits of the invention reasonably accessible to the public. The license in any foreign country may be revoked or modified at discretion of the funding Federal agency to the extent the Recipient, its licensees, or its domestic subsidiaries or affiliates have failed to achieve practical application in that foreign country.

(3) Before revocation or modification of the license, the funding Federal agency will furnish the Recipient a written notice of its intention to revoke or modify the license, and the Recipient will be allowed thirty days (or such other time as may be authorized by DOE for good cause shown by the Recipient) after the notice to show cause why the license should not be revoked or modified. The Recipient has the right to appeal, in accordance with applicable regulations in 37 CFR part 404 and the agency's licensing regulations, if any, concerning the licensing of Government-owned inventions, any decision concerning the revocation or modification of its license.

(f) Recipient Action To Protect Government's Interest

(1) The Recipient agrees to execute or to have executed and promptly deliver to DOE all instruments necessary to:

(i) Establish or confirm the rights the Government has throughout the world in those subject inventions for which the Recipient retains title; and

(ii) Convey title to DOE when requested under paragraph (d) of this Patent Rights clause, and to enable the government to obtain patent protection throughout the world in that subject invention.

(2) The Recipient agrees to require, by written agreement, its employees, other than clerical and non-technical employees, to disclose promptly in writing to personnel identified as responsible for the administration of patent matters and in a format suggested by the Recipient each subject invention made under this award in order that the Recipient can comply with the disclosure provisions of paragraph (c) of this Patent Rights clause, and to execute all papers necessary to file patent applications on subject inventions and to establish the Government's rights in the subject inventions. The disclosure format should require, as a minimum, the information requested by paragraph (c)(1) of this Patent Rights clause. The Recipient shall instruct such employees through the employee agreements or other suitable educational programs on the importance of reporting inventions in sufficient time to permit the filing of patent applications prior to U.S. or foreign statutory bars.

(3) The Recipient will notify DOE of any decision not to continue prosecution of a patent application, pay maintenance fees, or defend in a reexamination or opposition proceeding on a patent, in any country, not less than 30 days before the expiration of the response period required by the relevant patent office.

(4) The Recipient agrees to include, within the specification of any U.S. patent application and any patent issuing thereon covering a subject invention, the following statement: ``This invention was made with Government support under (identify the award) awarded by (identify DOE). The Government has certain rights in this invention.''

(g) Subaward/Contract

(1) The Recipient will include this Patent Rights clause, suitably modified to identify the parties, in all subawards/contracts, regardless of tier, for experimental, developmental or research work to be performed by a small business firm or nonprofit organization. The subrecipient/contractor will retain all rights provided for the Recipient in this Patent Rights clause, and the Recipient will not, as part of the consideration for awarding the subcontract, obtain rights in the subcontractors' subject inventions.

(2) The Recipient will include in all other subawards/contracts, regardless of tier, for experimental, developmental or research work, the patent rights clause required by 10 CFR 600.325(c).

(3) In the case of subawards/contracts at any tier, DOE, the Recipient, and the subrecipient/contractor agree that the mutual obligations of the parties created by this clause constitute a contract between the subrecipient/contractor and DOE with respect to those matters covered by the clause.

(h) Reporting on Utilization of Subject Inventions

    The Recipient agrees to submit on request periodic reports no more frequently than annually on the utilization of a subject invention or on efforts at obtaining such utilization that are being made by the Recipient or its licensees or assignees. Such reports shall include information regarding the status of development, date of first commercial sale or use, gross royalties received by the Recipient and such other data and information as DOE may reasonably specify. The Recipient also agrees to provide additional reports in connection with any march-in proceeding undertaken by DOE in accordance with paragraph (j) of this Patent Rights clause. As required by 35 U.S.C. 202(c)(5), DOE agrees it will not disclose such information to persons outside the Government without the permission of the Recipient.

(i) Preference for United States Industry.

    Notwithstanding any other provision of this Patent Rights clause, the Recipient agrees that neither it nor any assignee will grant to any person the exclusive right to use or sell any subject invention in the U.S. unless such person agrees that any products embodying the subject invention or produced through the use of the subject invention will be manufactured substantially in the U.S. However, in individual cases, the requirement for such an agreement may be waived by DOE upon a showing by the Recipient or its assignee that reasonable but unsuccessful efforts have been made to grant licenses on similar terms to potential licensees that would be likely to manufacture substantially in the U.S. or that under the circumstances domestic manufacture is not commercially feasible.

(j) March-in-Rights

    The Recipient agrees that with respect to any subject invention in which it has acquired title, DOE has the right in accordance with procedures at 37 CFR 401.6 and any supplemental regulations of the Agency to require the Recipient, an assignee or exclusive licensee of a subject invention to grant a non-exclusive, partially exclusive, or exclusive license in any field of use to a responsible applicant or applicants, upon terms that are reasonable under the circumstances and if the Recipient, assignee, or exclusive licensee refuses such a request, DOE has the right to grant such a license itself if DOE determines that:

(1) Such action is necessary because the Recipient or assignee has not taken or is not expected to take within a reasonable time, effective steps to achieve practical application of the subject invention in such field of use;

(2) Such action is necessary to alleviate health or safety needs which are not reasonably satisfied by the Recipient, assignee, or their licensees;

(3) Such action is necessary to meet requirements for public use specified by Federal regulations and such requirements are not reasonably satisfied by the Recipient, assignee, or licensee; or

(4) Such action is necessary because the agreement required by paragraph (i) of this Patent Rights clause has not been obtained or waived or because a licensee of the exclusive right to use or sell any subject invention in the U.S. is in breach of such agreement.

(k) Special Provisions for Awards With Nonprofit Organizations

     If the Recipient is a nonprofit organization, it agrees that:

(1) Rights to a subject invention in the U.S. may not be assigned without the approval of DOE, except where such assignment is made to an organization which has as one of its primary functions the management of inventions, provided that such assignee will be subject to the same provisions as the Recipient;

(2) The Recipient will share royalties collected on a subject invention with the inventor, including Federal employee co-inventors (when DOE deems it appropriate) when the subject invention is assigned in accordance with 35 U.S.C. 202(e) and 37 CFR 401.10;

(3) The balance of any royalties or income earned by the Recipient with respect to subject inventions, after payment of expenses (including payments to inventors) incidental to the administration of subject inventions, will be utilized for the support of scientific or engineering research or education; and

(4) It will make efforts that are reasonable under the circumstances to attract licensees of subject inventions that are small business firms and that it will give preference to a small business firm if the Recipient determines that the small business firm has a plan or proposal for marketing the invention which, if executed, is equally likely to bring the invention to practical application as any plans or proposals from applicants that are not small business firms; provided that the Recipient is also satisfied that the small business firm has the capability and resources to carry out its plan or proposal. The decision whether to give a preference in any specific case will be at the discretion of the Recipient. However, the Recipient agrees that the Secretary of Commerce may review the Recipient's licensing program and decisions regarding small business applicants, and the Recipient will negotiate changes to its licensing policies, procedures or practices with the Secretary when the Secretary's review discloses that the Recipient could take reasonable steps to implement more effectively the requirements of this paragraph (k)(4).

(l) Communications

    All communications required by this Patent Rights clause should be sent to the DOE Patent Counsel address listed in the Award Document.

(m) Electronic Filing

    Unless otherwise Specified in the award, the information identified in paragraphs (f)(2) and (f)(3) may be electronically filed.

03. FAR 52.227-23 Rights to Proposal Data (Technical) (JUN 1987)

Except for data contained on pages none, it is agreed that as a condition of award of this contract, and notwithstanding the conditions of any notice appearing thereon, the Government shall have unlimited rights (as defined in the "Rights in Data--General" clause contained in this contract) in and to the technical data contained in the proposal dated May 19, 2009 upon which this contract is based.

STATEMENT OF PROJECT OBJECTIVES

Statement of Project Objectives

High Output Propulsion Manufacturing

Agreement Number DE-EE0002407

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OBJECTIVES

The project will take a prototype propulsion system into a volume-manufacturing environment. The current propulsion and generator systems are supplied to six established vehicle Original Equipment Manufacturers (OEM) and eight emerging OEMs within the passenger vehicle industry.

This project has a series of goals to accomplish this objective, including the following top level goals;

   Focus on two key products:

1) a propulsion/generator system for plug-in hybrid passenger vehicles; and

2) a power assist motor/generator system for parallel hybrid trucks and buses.

Both of these products will include the drive power electronics and digital signal processor (DSP) controller.

   Complete initial production design and product release activities, including Design for Manufacturing and Assembly (DFMA), Design Failure Modes and Effects Analysis (DFMEA), and Process Failure Modes and Effects Analysis (PFMEA).

   Setup manufacturing facility to reach production volumes of 24,000 per year, a total volume that matches current customer expectations.

   Invest in the equipment and tooling required to reach the facility production volumes.

   Build Design Validation (DV) parts from production tooling and equipment in the new manufacturing facility.

   Perform DV Testing by following the Society of Automotive Engineers (SAE) standards for on-road vehicles.

   Make any design adjustments (if required) and finalize the designs based on DV Testing results.

   Complete the automotive supply chain Production Part Approval Process (PPAP) to release the systems into a production environment. PPAP parts will be supplied to the key customers as well as to the Department of Energy (up to 10 systems).

SCOPE OF WORK

This project will focus on two propulsion systems, both of which include the drive electronics and electric motor/generator (not including the gearbox or transmission). The first system is for mid-sized passenger vehicles, rated at approximately 150 horsepower, which operates within a speed range that creates a second use for the system as the generator for plug-in hybrid vehicles. The second system is for larger commercial trucks and buses, operating as a parallel hybrid power assist motor/generator.

The first key activities that will occur and run in parallel are the product release and facility planning tasks. Product release will follow the Advanced Product Quality Planning (APQP) process, a series of steps established for Tier 1 suppliers that leads to production launch. Facility planning will begin by finalizing the location. Facility planning will be followed by structure design and fabrication, equipment procurement, tooling investments, Design Validation (DV) units, and final units that conform to the Production Part Approval Process (PPAP).

TASKS TO BE PERFORMED

Task 1.0 - Project Management, Planning, and Reporting

The recipient will utilize Earned Value Management System (EVMS) to monitor cost and schedule performance as well as industry accepted milestone tracking software to track each task and named milestone vs. schedule. Quarterly reports will be delivered as required throughout the project.

Subtask 1.0.1 - Maintain Project Management Plan. The Recipient shall maintain the Project Management Plan (PMP). The PMP shall be current at all technical and budgetary decision points if any. This shall be submitted 60 days after award and subsequent submissions shall be made on a semi-annual basis.

Subtask 1.0.2 - Reporting and Briefings. The Recipient shall prepare briefings and submit progress, financial, technical, and administrative reports in accordance with Sections D and E.

Subtask 1.0.3 - Assign Project Manager. The Recipient shall assign a Project Manager for this project. The Project Manager shall be an experienced manufacturing manager who has years of experience managing production lines.

Task 2.0 - Facility and Equipment Selection and Investments

The recipient shall select an existing facility to house the new manufacturing facility. This facility shall be large enough to handle all aspects of the proposed project.

Subtask 2.1 - Begin Facility Planning. Facility planning shall be an ongoing process that is largely dependent on the customer's timelines and build rates. Once the selection of the facility is finalized the layout and space utilization shall be developed. The recipient shall work with an architectural and construction company that specializes in both refurbishing the facility and developing the space.

2.1.1 Facility Equipment Layout (Process map, workflow, material flow, dock layout).  Development of the manufacturing space and equipment layout has already begun for an automotive propulsion project, but will be ongoing as this project ramps up.  Starting with only a few pieces of equipment through the development stages and growing into a fully dedicated line capable of manufacturing 24,000 units a year.

2.1.2 Building Preparations. The facility that has been selected was used for large scale manufacturing of electronic components in the past and therefore requires only a few major modifications. The recipient will work with a company that specializes in both architecture and construction to help facilitate this process. The recipient will begin preparations as soon as the recipient takes possession of the facility.

2.1.3 Contract Bidding and Award for Building Repair and Retrofit. The Recipient shall bid and award a subcontract for building repair and retro fit. The award shall be made shortly after the Recipient takes possession of the building.

2.1.4 Site Approval and Permits. The recipient shall acquire all required site and facility construction and/or building permits.

Subtask 2.2 - Begin Facility Preparations

2.2.1 Building Refurbished. The required repairs are mostly cosmetic and can therefore be altered to accommodate time and cost considerations. The recipient will have this work quoted out and will begin construction almost immediately.

2.2.2 Clean Rooms, Labs and Dyno Area Design. The recipient will develop the layouts for the new facility.

2.2.3 Clean Rooms, Labs and Dyno Area Built. Once the layout is finalized the recipient will use free standing prefabricated enclosures as the clean rooms and labs. These will provide the environmental control that is needed while also maintaining flexibility. The recipient will start the bidding process as soon as the layout is finalized.

Subtask 2.3 - Order Production Tooling

2.3.1 Bidding. The recipient shall bid out the tooling beginning to end, fast tracking the lead times.

2.3.2 Award and Order. The recipient shall award and order the production tooling.

2.3.3 Receive and Install. The Recipient or the Recipient's vendor shall receive and install production tooling ordered in subtask 2.3.2. Much of the production tooling will be installed at the facility of the vendor that is supplying the production part and therefore will not be installed within the recipient's facility. The receiving and installation of tooling that is required for the Recipient's processes will vary based on individual lead times.

Subtask 2.4 - Order Production Gages and Test Equipment

2.4.1 Bidding. Once the product design is finalized for the Recipient's OEM customer(s), the process of bidding out production gages and test equipment shall begin. The Recipient's existing quality control lab shall be expanded as the production line is developed, and more extensive end of line testing is required to accommodate the larger production volumes. Bidding shall be started as soon as possible for the longer lead time end of line gauging systems and test equipment,

2.4.2 Award and Order. The recipient shall award and order the production gages as the production equipment is put into place and the process is defined. This shall include inline go/no-go gages and electronic resistance and hi-pot testing. The longer lead time end of line testers shall be ordered as soon as a satisfactory quote is received.

2.4.3 Receive and Install. The Recipient shall receive and install gages and testing equipment ordered in subtask 2.4.2. The end of line testers require set up and calibration, which requires support from the supplier.

Subtask 2.5 - Order Production Equipment

2.5.1 Bidding. The Recipient shall bid out key pieces of equipment with long lead times as soon as possible. The additional equipment shall be ordered as needed.

2.5.2 Award and Order. The Recipient shall have all large pieces ordered as quickly as possible along with the beginning of the off-the-shelf production support equipment that have a minimal lead time. This includes hoists, worktables, safety equipment, several forms of product racking and various hand tools. The Recipient shall use their limited supply of much of this equipment to allow ramp up of production as the new equipment is ordered.

2.5.3 Receive and Install. The Recipient shall set up equipment as soon as practical after taking possession of the new facility without affecting current production. The equipment to be ordered has varying lead-times and shall be installed throughout the ramp up process.

Task 3.0 - Advanced Product Quality Planning & Control Plan

The Recipient shall follow the APQP procedures developed by the team comprised of representatives from Chrysler, Ford, and General Motors. The APQP procedures were created to direct suppliers to successfully produce or develop a product that will satisfy the customer. The procedures are available through the Automotive Industry Action Group (AIAG).

Subtask 3.1 - Plan and Define the Program. The Recipient shall plan and define current OEM programs. The Recipient shall complete a detailed time line outlining the development and testing processes.

Subtask 3.2 - Product Design and Development. The Recipient shall start product design and development shortly after award. The Recipient shall continue developing the system through process FEMAs allowing further improvements to the durability and cost. This will be an ongoing process and the Recipient shall work to continuously improve the product through feedback from customers.

Subtask 3.3 - Process Design and Development. The Recipient shall develop the process design in the early stages as the products are being defined. Designing the product for manufacturability and built-in error proofing will ensure that it will be consistently built as a quality product.

Subtask 3.4 - Product and Process Validation. The product and process validation shall be conducted in partnership with customer(s). The Recipient shall do testing on a system while the customer(s) does testing on a vehicle level. This will speed up the process in bringing the final product to market.

Task 4.0 - Supply Customers and DOE with Production Systems

The Recipient shall provide systems that have been produced at rate from production tooling capable of consistently meeting customer requirements, otherwise known as the Production Part Approval Process, PPAP.

DELIVERABLES

The recipient will deliver all periodic and final reports in accordance with the Federal Assistance Reporting Checklist and the instructions accompanying the checklist.

The recipient shall provide annual summary progress reports within 30 days of the anniversary date of the award. These reports shall be a compilation of the four preceding quarters documenting annual progress and milestone accomplishments.

The Recipient shall prepare a Project Management Plan designed to achieve the project objectives, covering the entire Project Period. The Project Management Plan shall include a task structure and supporting narrative that concisely addresses the overall project as set forth in the agreement. In addition, the Project Management Plan shall provide a concise summary of the technical objectives and technical approach for each Task and include a detailed plan for reporting on the key activities and/or tasks. The Project Management Plan shall provide a detailed schedule, with major milestones and any GO/NO decision points, and for each task, planned expenditures. The criteria upon which GO/NO decisions are based shall be included. Additionally, the quarterly progress relative to the earned value management process (CPI/SPI, etc) will be tracked and reported as part of the Project Management Plan.

The Recipient shall prepare a Risk Management and Mitigation Plan designed to identify key technical and schedule risk items and outline mitigation strategies to minimize project impacts. If a suitable Failure Modes and Effects Analysis (FMEA) or Risk Management Plan has been developed for internal use by the Recipient, this is acceptable for use in this award.

In addition, the recipient will provide the following deliverables:

  In person kickoff meeting to layout detailed milestones and objectives for each Task.

  A brief summary report for inclusion in DOE annual program progress report (due by Sept 30th each year of program).

  Cost estimates of components or systems manufactured in the completed manufacturing facility

  Analysis of final project production capacity

  Plan for recycling materials that are discarded as a result of the manufacturing process

  Delivery to the DOE of up to 10 components or systems manufactured at the completed manufacturing facility from low rate initial production for validation purposes

  Development and validation test plan for components or systems to meet OEM specifications

  Component or system performance and reliability tests and associated test report

E. PRESENTATIONS AND BREIFINGS

The Recipient shall prepare detailed quarterly progress briefings for presentation to the DOE Project Officer at an NETL site, the Recipient's site, or at a different location as mutually agreed upon by the Recipient and the Project Officer. The briefings shall be given by the Recipient to explain the plans, progress, and results of the project effort. The first briefing, designated as the kickoff meeting, shall be presented within 30 days after the agreement award. The final briefing shall be presented at least 30 days prior to the award is due to expire. These briefings shall be made at one of the DOE/NETL locations (Washington DC / Pittsburgh, PA / Morgantown, WV) or at one of the project team sites, as appropriate.

In addition, papers shall be developed and delivered as appropriate at technical exchange meetings, which may be organized by DOE.

The following briefings are currently planned:

1) In person kickoff meeting will be held within 30 days of award receipt. This meeting will layout detailed milestones and objectives for each phase.

2) Briefing to review results of year 1 efforts to include both accomplishments and performance to budget and schedule.

3) Briefing to review results of year 2 efforts to include both accomplishments and performance to budget and schedule.

4) In person briefing to review results of year 3 efforts and final project results to include both accomplishments and performance to budget and schedule.

5) In person presentations as requested to support annual DOE Program Merit Review meetings.

REPORTING REQUIREMENTS

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DOE F 4600.2 (5/09) All Other Editions Are Obsolete

ATTACHMENT 3

U.S. Department of Energy

FEDERAL ASSISTANCE REPORTING CHECKLIST

AND INSTRUCTIONS

Federal Assistance Reporting Instructions (5/09)

A. MANAGEMENT REPORTING

Progress Report

The Progress Report must provide a concise narrative assessment of the status of work and include the following information and any other information identified under Special Instructions on the Federal Assistance Reporting Checklist:

  The DOE award number and name of the recipient.

  The project title and name of the project director/principal investigator.

  Date of report and period covered by the report.

  A comparison of the actual accomplishments with the goals and objectives established for the period and reasons why the established goals were not met.

  A discussion of what was accomplished under these goals during this reporting period, including major activities, significant results, major findings or conclusions, key outcomes or other achievements. This section should not contain any proprietary data or other information not subject to public release. If such information is important to reporting progress, do not include the information, but include a note in the report advising the reader to contact the Principal Investigator or the Project Director for further information.

  Cost Status. Show approved budget by budget period and actual costs incurred. If cost sharing is required break out by DOE share, recipient share, and total costs.

  Schedule Status. List milestones, anticipated completion dates and actual completion dates. If you submitted a project management plan with your application, you must use this plan to report schedule and budget variance. You may use your own project management system to provide this information.

  Any changes in approach or aims and reasons for change. Remember significant changes to the objectives and scope require prior approval by the contracting officer.

  Actual or anticipated problems or delays and actions taken or planned to resolve them.

  Any absence or changes of key personnel or changes in consortium/teaming arrangement.

  A description of any product produced or technology transfer activities accomplished during this reporting period, such as:

  Publications (list journal name, volume, issue); conference papers; or other public releases of results. Attach or send copies of public releases to the DOE Program Manager identified in Block 15 of the Assistance Agreement Cover Page.

  Web site or other Internet sites that reflect the results of this project.

  Networks or collaborations fostered.

  Technologies/Techniques.

  Inventions/Patent Applications

  Other products, such as data or databases, physical collections, audio or video, software or netware, models, educational aid or curricula, instruments or equipment.

Special Status Report

The recipient must report the following events by e-mail as soon as possible after they occur:

  Developments that have a significant favorable impact on the project.
  Problems, delays, or adverse conditions which materially impair the recipient's ability to meet the objectives of the award or which may require DOE to respond to questions relating to such events from the public The recipient must report any of the following incidents and include the anticipated impact and remedial action to be taken to correct or resolve the problem/condition:

  Any single fatality or injuries requiring hospitalization of five or more individuals.

  Any significant environmental permit violation.

  Any verbal or written Notice of Violation of any Environmental, Safety, and Health statutes.

  Any incident which causes a significant process or hazard control system failure.

  Any event which is anticipated to cause a significant schedule slippage or cost increase.

  Any damage to Government-owned equipment in excess of $50,000.

  Any other incident that has the potential for high visibility in the media.

B. FINANCIAL REPORTING

Recipients must complete the SF-425 as identified on the Reporting Checklist in accordance with the report instructions. A fillable version of the form is available at http://www.whitehouse.gov/omb/grants/grants_forms.aspx.

C. CLOSEOUT REPORTS

Final Invention and Patent Report

The recipient must provide a DOE Form 2050.11, "PATENT CERTIFICATION." This form is available at http://www.directives.doe.gov/pdfs/forms/2050-11.pdf and http://grants.pr.doe.gov.

Property Certification

The recipient must provide the Property Certification, including the required inventories of non-exempt property, located at http://www.management.energy.gov/documents/PropertyCertFINAL.doc.

D. OTHER REPORTING

Annual Indirect Cost Proposal and Reconciliation

Requirement. In accordance with the applicable cost principles, the recipient must submit an annual indirect cost proposal, reconciled to its financial statements, within six months after the close of the fiscal year, unless the award is based on a predetermined or fixed indirect rate(s), or a fixed amount for indirect or facilities and administration (F&A) costs.

Cognizant Agency. The recipient must submit its annual indirect cost proposal directly to the cognizant agency for negotiating and approving indirect costs. If the DOE awarding office is the cognizant agency, submit the annual indirect cost proposal to the DOE Administrator at the address listed in Block 16 of the Assistance Agreement Cover Page.

Annual Inventory of Federally Owned Property

Requirement. If at any time during the award the recipient is provided Government-furnished property or acquires property with project funds and the award specifies that the property vests in the Federal Government (i.e. federally owned property), the recipient must submit an annual inventory of this property to the DOE Administrator at the address listed in Block 16 of the Assistance Agreement Cover Page. no later than October 30th of each calendar year, to cover an annual reporting period ending on the preceding September 30th.

Content of Inventory. The inventory must include a description of the property, tag number, acquisition date, location of property, and acquisition cost, if purchased with project funds. The report must list all federally owned property, including property located at subcontractor's facilities or other locations.

E. AMERICAN RECOVERY AND REINVESTMENT ACT OF 2009 (RECOVERY ACT) REPORTING

Refer to the award term entitled, Reporting and Registration Requirements, of the Special Terms and Conditions for Grants and Cooperative Agreements for details on the reporting requirements under Section 1512 of the Recovery Act. The reports are due no later than ten calendar days after each calendar quarter in which the recipient receives the assistance award funded in whole or in part by the Recovery Act.

WAGE DETERMINATION

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GENERAL DECISION: CO20080010 11/13/2009 CO10

Date: November 13, 2009
General Decision Number: CO20080010 11/13/2009

Superseded General Decision Number: CO20070010

State: Colorado

Construction Type: Building

County: Weld County in Colorado.

BUILDING CONSTRUCTION PROJECTS (does not include residential construction consisting of single family homes and apartments up to and including 4 stories)

| Modification Number | Publication Date |
|---|---|
| 0 | 02/08/2008 |
| 1 | 02/15/2008 |
| 2 | 03/07/2008 |
| 3 | 04/04/2008 |
| 4 | 06/06/2008 |
| 5 | 07/04/2008 |
| 6 | 08/15/2008 |
| 7 | 09/05/2008 |
| 8 | 10/03/2008 |
| 9 | 10/24/2008 |
| 10 | 11/07/2008 |
| 11 | 12/05/2008 |
| 12 | 01/02/2009 |
| 13 | 06/05/2009 |
| 14 | 07/03/2009 |
| 15 | 08/07/2009 |
| 16 | 09/11/2009 |
| 17 | 11/13/2009 |

ASBE0028-001 07/01/2009

| | Rates | Fringes |
|---|---|---|
| Asbestos Workers/Insulator (Includes application of all insulating materials, protective coverings, coatings and finishings to all types of mechanical systems)..................... | $ 23.54 | 11.13 |

----------------------------------------------------------------

CARP2834-001 05/01/2009

| | Rates | Fringes |
|---|---|---|
| MILLWRIGHT....................... | $ 27.60 | 10.65 |

----------------------------------------------------------------

ELEC0068-010 06/01/2009

| | Rates | Fringes |
|---|---|---|

ELECTRICIAN
(Including Low Voltage
Wiring and Installation of

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| | Rates | Fringes |
|---|---|---|
| Fire Alarms)................$ | 31.00 | 11.40 |

---

ELEV0025-002 01/01/2009

| | Rates | Fringes |
|---|---|---|
| Elevator Constructor............$ | 35.71 | 18.285 |

FOOTNOTE:
a. Employer contributes 8% of basic hourly rate for over 5 years' service and 6% basic hourly rate for 6 months' to 5 years' service as Vacation Pay Credit.

PAID HOLIDAYS: New Year's Day; Memorial Day; Independence Day; Labor Day; Veterans Day; Thanksgiving Day; Friday after Thanksgiving Day; and Christmas Day.

---

* IRON0024-001 11/01/2009

| | Rates | Fringes |
|---|---|---|
| IRONWORKER, STRUCTURAL...........$ | 24.80 | 9.91 |

---

PAIN0930-001 07/01/2009

| | Rates | Fringes |
|---|---|---|
| GLAZIER..........................$ | 27.95 | 7.10 |

---

PLUM0003-001 08/01/2009

| | Rates | Fringes |
|---|---|---|
| PLUMBER (Excluding HVAC work).......$ | 33.37 | 10.45 |

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PLUM0208-001 07/08/2009

| | Rates | Fringes |
|---|---|---|
| PIPEFITTER (Including HVAC pipe).......$ | 33.30 | 10.52 |

---

SHEE0009-001 07/01/2009

| | Rates | Fringes |
|---|---|---|
| Sheet metal worker (Includes HVAC duct and installation of HVAC systems)...................$ | 30.55 | 11.67 |

---

SUCO2001-010 12/20/2001

| | Rates | Fringes |
|---|---|---|
| CARPENTER.......................$ | 13.99 | 3.78 |
| Laborer, common..................$ | 8.00 | |

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WELDERS - Receive rate prescribed for craft performing operation to which welding is incidental.

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================================================================

Unlisted classifications needed for work not included within the scope of the classifications listed may be added after award only as provided in the labor standards contract clauses (29CFR 5.5 (a) (1) (ii)).

----------------------------------------------------------------

In the listing above, the "SU" designation means that rates listed under the identifier do not reflect collectively bargained wage and fringe benefit rates. Other designations indicate unions whose rates have been determined to be prevailing.

----------------------------------------------------------------

WAGE DETERMINATION APPEALS PROCESS

1.) Has there been an initial decision in the matter? This can be:

* an existing published wage determination
* a survey underlying a wage determination
* a Wage and Hour Division letter setting forth a position on a wage determination matter
* a conformance (additional classification and rate) ruling

On survey related matters, initial contact, including requests for summaries of surveys, should be with the Wage and Hour Regional Office for the area in which the survey was conducted because those Regional Offices have responsibility for the Davis-Bacon survey program. If the response from this initial contact is not satisfactory, then the process described in 2.) and 3.) should be followed.

With regard to any other matter not yet ripe for the formal process described here, initial contact should be with the Branch of Construction Wage Determinations. Write to:

Branch of Construction Wage Determinations
Wage and Hour Division
U.S. Department of Labor
200 Constitution Avenue, N.W.
Washington, DC 20210

2.) If the answer to the question in 1.) is yes, then an interested party (those affected by the action) can request review and reconsideration from the Wage and Hour Administrator (See 29 CFR Part 1.8 and 29 CFR Part 7). Write to:

Wage and Hour Administrator
U.S. Department of Labor
200 Constitution Avenue, N.W.
Washington, DC 20210

The request should be accompanied by a full statement of the interested party's position and by any information (wage payment data, project description, area practice material, etc.) that the requestor considers relevant to the issue.

3.) If the decision of the Administrator is not favorable, an interested party may appeal directly to the Administrative

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Review Board (formerly the Wage Appeals Board). Write to:

Administrative Review Board
U.S. Department of Labor
200 Constitution Avenue, N.W.
Washington, DC 20210

4.) All decisions by the Administrative Review Board are final.

================================================================

END OF GENERAL DECISION

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BUDGET INFORMATION

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BUDGET INFORMATION - Construction Programs

NOTE: Certain Federal assistance programs require additional computations to arrive at the Federal share of project costs eligible for participation. If such is the case, you will be notified.

COST CLASSIFICATION	a. Total Cost	b. Costs Not Allowable for Participation	c. Total Allowable Costs (Columns a-b)
1 Administrative and legal expenses	$33,560,000.00	$0.00	$33,560,000.00
2 Land, structures, rights-of-way, appraisals, etc.	$8,453,000.00	$0.00	$8,453,000.00
3 Relocation expenses and payments	$0.00	$0.00	$0.00
4 Architectural and engineering fees	$0.00	$0.00	$0.00
5 Other architectural and engineering fees	$0.00	$0.00	$0.00
6 Project inspection fees	$0.00	$0.00	$0.00
7 Site work	$0.00	$0.00	$0.00
8 Demolition and removal	$0.00	$0.00	$0.00
9 Construction	$1,347,000.00	$0.00	$1,347,000.00
10 Equipment	$46,931,068.00	$0.00	$46,931,069.00
11 Miscellaneous	$0.00	$0.00	$0.00
12 SUBTOTAL	$90,291,068.00	$0.00	$90,291,069.00
13 Contingencies	$0.00	$0.00	$0.00
14 SUBTOTAL	$90,291,068.00	$0.00	$90,291,068.00
15 Project (program) income	$0.00	$0.00	$0.00
16 TOTAL PROJECT COSTS (*subtract #15 from #14*)	$90,291,068.00	$0.00	$90,291,068.00
	FEDERAL FUNDING		
17 Federal assistance requested, calculated as follows: (Consult Federal agency for Federal percentage share.)	Enter eligible costs from line 16c Multiply X 50%		$45,145,534.00

INSTRUCTIONS FOR THE SF-424C

SF-424C (Rev. 7-97) Back

This sheet is to be used for the following types of applications: (1) "New" (means a new [previously unfunded] assistance award); (2) "Continuation" (means funding in a succeeding budget period which stemmed from a prior agreement to fund); and (3) "Revised" (means any changes in the Federal Government's financial obligations or contingent liability from an existing obligation). If there is no change in the award amount, there is no need to complete this form. Certain Federal agencies may require only an explanatory letter to effect minor (no cost) changes. If you have questions, please contact the Federal agency.

Column a. - If this is an application for a "New" project, enter the total estimated cost of each of the items listed on lines 1 through 16 (as applicable) under "COST CLASSIFICATION."

If this application entails a change to an existing award, enter the eligible amounts approved under the previous award for the items under "COST CLASSIFICATION."

Column b. - If this is an application for a "New" project, enter that portion of the cost of each item in Column a. which is not allowable for Federal assistance. Contact the Federal agency for assistance in determining the allowability of specific costs.

If this application entails a change to an existing award, enter the adjustment [+ or (-)] to the previously approved costs (from column a.) reflected in this application.

Column. - This is the net of lines 1 through 16 in columns "a." and "b."

Line 1 - Enter estimated amounts needed to cover administrative expenses. Do not include costs which are related to the normal functions of government. Allowable legal costs are generally only those associated with the purchases of land which is allowable for Federal participation and certain services in support of construction of the project.

Line 2 - Enter estimated site and right(s)-of-way acquisition costs (this includes purchase, lease, and/or easements).

Line 3 - Enter estimated costs related to relocation advisory assistance, replacement housing, relocation payments to displaced persons and businesses, etc.

Line 4 - Enter estimated basic engineering fees related to construction (this includes start-up services and preparation of project performance work plan).

Line 5 - Enter estimated engineering costs, such as surveys, tests, soil borings, etc.

Line 6 - Enter estimated engineering inspection costs.

Line 7 - Enter estimated costs of site preparation and restoration which are not included in the basic construction contract.

Line 9 - Enter estimated cost of the construction contract.

Line 10 - Enter estimated cost of office, shop, laboratory, safety equipment, etc. to be used at the facility, if such costs are not included in the construction contract.

Line 11 - Enter estimated miscellaneous costs.

Line 12 - Total of items 1 through 11.

Line 13 - Enter estimated contingency costs. (Consult the Federal agency for the percentage of the estimated construction cost to use.)

Line 14 - Enter the total of lines 12 and 13.

Line 15 - Enter estimated program income to be earned during the grant period, e.g., salvaged materials, etc.

Line 16 - Subtract line 15 from line 14.

Line 17 - This block is for the computation of the Federal share. Multiply the total allowable project costs from line 16, column "c." by the Federal percentage share (this may be up to 100 percent; consult Federal agency for Federal percentage share) and enter the product on line 17.

NEGOTIATED CHANGES TO AWARD

TOC

Attachment 6 - Negotiated Changes To Award dated May 19, 2009

Originally the Recipient intended purchase a new building; however, since the time of application, the Recipient decided to purchase and renovate an existing building.

The Recipient removed relocation costs as a direct cost in their budget.

TERMS AND CONDITIONS

TOC

                Table of Contents (for Terms and Conditions)

SPECIAL TERMS AND CONDITIONS FOR USE IN MOST GRANTS AND COOPERATIVE AGREEMENTS *

RESOLUTION OF CONFLICTING CONDITIONS *

AWARD AGREEMENT TERMS AND CONDITIONS *

CONDITIONS ON AWARD *

PAYMENT PROCEDURES - REIMBURSEMENT THROUGH THE AUTOMATED CLEARING HOUSE (ACH) VENDER INQUIRY PAYMENT ELECTRONIC REPORTING SYSTEM (VIPERS) *

COST SHARING FFRDC'S NOT INVOLVED *

REBUDGETING AND RECOVERY OF INDIRECT COSTS - REIMBURSABLE INDIRECT COSTS AND FRINGE BENEFITS *

PRE-AWARD COSTS *

USE OF PROGRAM INCOME - COST SHARING *

STATEMENT OF FEDERAL STEWARDSHIP *

SITE VISITS *

REPORTING REQUIREMENTS *

PUBLICATIONS *

FEDERAL, STATE, AND MUNICIPAL REQUIREMENTS *

INTELLECTUAL PROPERTY PROVISIONS AND CONTACT INFORMATION *

LOBBYING RESTRICTIONS *

NOTICE REGARDING THE PURCHASE OF AMERICAN-MADE EQUIPMENT AND PRODUCTS -- SENSE OF CONGRESS *

PROPERTY *

INSOLVENCY, BANKRUPTCY OR RECEIVERSHIP *

INDEMNITY *

DECONTAMINATION AND/OR DECOMMISSIONING (D &D) COSTS *

Special provisions relating to work funded under American Recovery and Reinvestment Act of 2009 (Mar 2009) *

REPORTING AND REGISTRATION REQUIREMENTS UNDER SECTION 1512 OF THE RECOVERY ACT *

RECOVERY ACT TRANSACTIONS LISTED IN SCHEDULE OF EXPENDITURES OF FEDERAL AWARDS AND RECIPIENT RESPONSIBILITIES FOR INFORMING SUBRECIPIENTS *

DAVIS BACON ACT AND CONTRACT WORK HOURS AND SAFETY STANDARDS ACT *

RECIPIENT FUNCTIONS *

FINAL INCURRED COST AUDIT *

SPECIAL TERMS AND CONDITIONS FOR USE IN MOST GRANTS AND COOPERATIVE AGREEMENTS

toc

RESOLUTION OF CONFLICTING CONDITIONS

toc

Any apparent inconsistency between Federal statutes and regulations and the terms and conditions contained in this award must be referred to the DOE Award Administrator for guidance.

AWARD AGREEMENT TERMS AND CONDITIONS

toc

This award/agreement consists of the Grant and Cooperative Agreement cover page, plus the following:

a. Special terms and conditions.

b. Attachments:

Attachment No.     Title

1                                Intellectual Property Provisions

2                                Statement of Project Objectives

3                                Federal Assistance Reporting Checklist

4                                Budget Pages

5                                Wage Determinations

6                                Negotiated Changes To Award

c. Applicable program regulations. .

d. DOE Assistance Regulations, 10 CFR Part 600 at http://ecfr.gpoaccess.gov and if the award is for research and to a university or non-profit, the Research Terms & Conditions and the DOE Agency Specific Requirements at http://www.nsf.gov/bfa/dias/policy/rtc/index.jsp.

e. Application/proposal dated May 19, 2009 and revised through negotiation; revisions contained in Attachment 6 to award.

f. National Policy Assurances to Be Incorporated as Award Terms in effect on date of award at http://management.energy.gov/business_doe/1374.htm.

CONDITIONS ON AWARD

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a. Accounting System Review

DOE has requested a review of the Recipient's accounting system to ensure its compliance with applicable Federal regulations. Should the review identify deficiencies in the accounting system, or determine the accounting system to be inadequate, the Recipient shall have thirty (30) days from the issuance of the review to correct any such deficiencies.

If any issues identified in the review remain unresolved at the end of the 30-day period, or if the Recipient's financial management systems are determined not to conform to the appropriate requirements, DOE shall suspend payment under the award until all issues are resolved. If all issues are not resolved to the satisfaction of the DOE Contracting Officer, within 45 days of the date of payment suspension, the Recipient agrees that DOE may declare the award terminated by mutual agreement of the parties upon written notice to the Recipient. DOE's share of costs incurred prior to the date of termination shall be reimbursable to the extent such costs are allowable under the terms of the award and the applicable Federal cost principles.

b. Financial Commitment/Funding Plan

Not later than twelve (12) months after the effective date of the award:

1. The Recipient shall provide to DOE an updated total project cost estimate along with evidence of firm commitments for the full private sector share of the project cost. Such evidence may include executed loans, bond financing agreements, state or local grants, and third party contribution agreements. For each non-governmental source of cost-sharing, the Recipient shall provide audited financial statements for the most recent two years.

2. If firm commitments for the full private sector share of the project cost have not been secured, Recipient shall provide evidence of firm commitments made to date, as set forth in paragraph (1), and a detailed Funding Plan in accordance with the requirements set forth below:

  The Funding Plan will demonstrate a reasonable plan to obtain the balance of funding for the private sector share of the project cost. The Funding Plan must identify all anticipated sources of the private sector cost-share such as bank loans, bond offerings, state or local grants, and equity contributions.

  The Recipient shall provide a full description of any limitations, conditions or other factors that could affect the availability of funding. If third party financing will be a source of project funds, the Recipient shall discuss the timing, conditionality and terms and conditions of such financing.

  Audited financial statements for the most recent two fiscal years shall be provided for each non-governmental source of funds. If a source does not have audited financial statements, that source should provide equivalent financial statements prepared by the party, in accordance with Generally Accepted Accounting Principles, and certified as to accuracy and completeness by the Chief Financial Officer of the party providing the statements.

  The Recipient shall obtain and provide a commitment letter from each source, signed by an officer of the corporation or other entity that is authorized to commit the funding to the proposed project. The amount of funds to be provided, the timing of the funding, and any contingencies, should be specified. Commitment letters should identify the type of proposed cost sharing (e.g., cash, services, and/or property) to be contributed.

  If in-kind contributions of property or services are proposed, the Recipient shall provide support for their valuation and explain how the valuation was determined.

  If the project will be financed on a non-recourse basis, the Recipient shall provide a working financial model (in excel 2003 or 2007) that provides projections of the project including an income statement, balance sheet, cash flow statement, and sources and uses of funds statement, all on an annual basis with appropriate supporting schedules. The financial projections should be developed in this financial model, commencing with the initial project development phase and extending through the period of operations needed to obtain funding. The model should be provided in electronic form including cell formulas so that review of the model assumptions and sensitivity calculations may be facilitated. The recipient shall provide a description and explanation for each of the financial, economic, and operating assumptions for the project. The assumptions should be consistent with and supported by the information provided in the project cost estimate.

In the event, DOE determines that the information provided by Recipient is inadequate to assure the availability of full funding for the private sector share of the project cost, DOE reserves the right, at DOE's discretion, to: (1) stop payment, (2) renegotiate the project scope and/or payment schedule, or (3) after Recipient is provided 30 days advance written notice and opportunity to cure, declare the grant terminated by mutual agreement. Should DOE declare the grant terminated, the Recipient shall be entitled to payment of DOE's share of allowable project cost incurred prior to the date of termination plus the reasonable cost of terminating contracts. DOE's maximum liability for project cost in the event of termination is $8,075,000.

c. Total Estimated Cost of Project

The estimated cost of the award is based on the Recipient's application dated May 19, 2009. The estimated cost is subject to definitization within one-hundred twenty (120) days of the award date. DOE and Recipient agree that the estimate may be adjusted based on the results of the accounting system review and other matters affecting the estimate that are identified during the definitization period. If the parties cannot mutually agree to a final estimated project cost, either party may declare the award terminated by mutual agreement of the parties upon written notice to the other party.

d. Payment of Costs

DOE has obligated $45,145,534 for completion of the project authorized by this award. However, only $8,075,000is available for work performed by the Recipient during the definitization period of the project. In the event that the award is not definitized within 120 days of the award date, and either party elects to declare the award terminated, the maximum DOE liability to the Recipient is DOE's share of incurred costs up to $8,075,000 provided such costs are reasonable, allocable to the award, and allowable under the terms of the award and the applicable Federal Cost Principles. The Recipient may incur costs beyond this limit at its own risk, subject to later reimbursement by DOE in the event the project proceeds beyond the definitization period. DOE reserves the right to unilaterally deobligate the balance of funds obligated, but not authorized for expenditure, in the event the Conditions on Award are not satisfied.

Pending resolution of the conditions set forth in this Article, DOE will not reimburse the Recipient for any costs incurred under the grant in excess of $8,075,000. The Recipient is further restricted to reimbursement of only costs that can be substantiated by vendor invoices for equipment, facilities remodeling, supplies, etc. until the accounting system and indirect rate issues are resolved and the Recipient provides DOE with an acceptable proposal of labor hours by labor category with rates.

PAYMENT PROCEDURES - REIMBURSEMENT THROUGH THE AUTOMATED CLEARING HOUSE (ACH) VENDER INQUIRY PAYMENT ELECTRONIC REPORTING SYSTEM (VIPERS)

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a.     Method of Payment. Payment will be made by reimbursement through ACH.

b.     Requesting Reimbursement. Requests for reimbursements must be made electronically through Department of Energy's Oak Ridge Financial Service Center (ORFSC) VIPERS. To access and use VIPERS, you must enroll at https://finweb.oro.doe.gov/vipers.htm. Detailed instructions on how to enroll are provided on the web site.

For non-construction awards, you must submit a Standard Form (SF) 270, "Request for Advance or Reimbursement" at https://finweb.oro.doe.gov/vipers.htm and attach a file containing appropriate supporting documentation. The file attachment must show the total federal share claimed on the SF 270, the non-federal share claimed for the billing period if cost sharing is required, and cumulative expenditures to date (both Federal and non-Federal) for each of the following categories: salaries/wages and fringe benefits; equipment; travel; participant/training support costs, if any; other direct costs, including subawards/contracts; and indirect costs. For construction awards, you must submit a SF 271, "Outlay Report and Request for Reimbursement for Construction Programs," through VIPERS.

c.     Timing of submittals. Submittal of the SF 270 or SF 271 should coincide with your normal billing pattern, but not more frequently than every two weeks. Requests for reimbursement must be limited to the amount of disbursements made during the billing period for the federal share of direct project costs and the proportionate share of any allowable indirect costs incurred during that billing period.

d.     Adjusting payment requests for available cash. You must disburse any funds that are available from repayments to and interest earned on a revolving fund, program income, rebates, refunds, contract settlements, audit recoveries, credits, discounts, and interest earned on any of those funds before requesting additional cash payments from DOE.

e.     Payments. The DOE approving official will approve the invoice as soon as practicable but not later than 30 days after your request is received, unless the billing is improper. Upon receipt of an invoice payment authorization from the DOE approving official, the ORFSC will disburse payment to you. You may check the status of your payments at the VIPER web site. All payments are made by electronic funds transfer to the bank account identified on the ACH Vendor/Miscellaneous Payment Enrollment Form (SF 3881) that you filed.

COST SHARING FFRDC'S NOT INVOLVED

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a. Total Estimated Project Cost is the sum of the Government share and Recipient share of the estimated project costs. The Recipient's cost share must come from non-Federal sources unless otherwise allowed by law. By accepting Federal funds under this award, you agree that you are liable for your percentage share of total allowable project costs, on a budget period basis, even if the project is terminated early or is not funded to its completion. This cost is shared as follows:

Budget Period No.	Budget Period Start	Government Share $/%	Recipient Share $/%	Total Estimated Cost
1	01/13/2010	$45,145,534/ 50%*	$45,145,534/ 50%*	$90,291,068*
Total Project		$45,145,534/ 50%*	$45,145,534/ 50%*	$90,291,068*

*These costs reflect estimated costs only and are subject to negotiation.

b. If you discover that you may be unable to provide cost sharing of at least the amount identified in paragraph a of this article, you should immediately provide written notification to the DOE Award Administrator indicating whether you will continue or phase out the project. If you plan to continue the project, the notification must describe how replacement cost sharing will be secured.

c. You must maintain records of all project costs that you claim as cost sharing, including in-kind costs, as well as records of costs to be paid by DOE. Such records are subject to audit.

d. Failure to provide the cost sharing required by this Article may result in the subsequent recovery by DOE of some or all the funds provided under the award.

REBUDGETING AND RECOVERY OF INDIRECT COSTS - REIMBURSABLE INDIRECT COSTS AND FRINGE BENEFITS

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a. If actual allowable indirect costs are less than those budgeted and funded under the award, you may use the difference to pay additional allowable direct costs during the project period. If at the completion of the award the Government's share of total allowable costs (i.e., direct and indirect), is less than the total costs reimbursed, you must refund the difference.

b. Recipients are expected to manage their indirect costs. DOE will not amend an award solely to provide additional funds for changes in indirect cost rates. DOE recognizes that the inability to obtain full reimbursement for indirect costs means the Recipient must absorb the underrecovery. Such underrecovery may be allocated as part of the organization's required cost sharing.

PRE-AWARD COSTS

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You are entitled to reimbursement for costs incurred on or after, August 5, 2009, as authorized by the pre-award costs letter dated October 19, 2009, if such costs are allowable in accordance with the applicable Federal cost principles referenced in 10 CFR part 600 and the terms of this award (including the NEPA Requirements provision).

USE OF PROGRAM INCOME - COST SHARING

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If you earn program income during the project period as a result of this award, you may use the program income to meet your cost sharing requirement.

STATEMENT OF FEDERAL STEWARDSHIP

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DOE will exercise normal Federal stewardship in overseeing the project activities performed under this award. Stewardship activities include, but are not limited to, conducting site visits; reviewing performance and financial reports; providing technical assistance and/or temporary intervention in unusual circumstances to correct deficiencies which develop during the project; assuring compliance with terms and conditions; and reviewing technical performance after project completion to ensure that the award objectives have been accomplished.

SITE VISITS

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DOE's authorized representatives have the right to make site visits at reasonable times to review project accomplishments and management control systems and to provide technical assistance, if required. You must provide, and must require your subawardees to provide, reasonable access to facilities, office space, resources, and assistance for the safety and convenience of the government representatives in the performance of their duties. All site visits and evaluations must be performed in a manner that does not unduly interfere with or delay the work.

REPORTING REQUIREMENTS

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a. Requirements. The reporting requirements for this award are identified on the Federal Assistance Reporting Checklist, DOE F 4600.2, attached to this award. Failure to comply with these reporting requirements is considered a material noncompliance with the terms of the award. Noncompliance may result in withholding of future payments, suspension, or termination of the current award, and withholding of future awards. A willful failure to perform, a history of failure to perform, or unsatisfactory performance of this and/or other financial assistance awards, may also result in a debarment action to preclude future awards by Federal agencies.

b. Dissemination of scientific/technical reports. Scientific/technical reports submitted under this award will be disseminated on the Internet via the DOE Information Bridge (www.osti.gov/bridge), unless the report contains patentable material, protected data, or SBIR/STTR data. Citations for journal articles produced under the award will appear on the DOE Energy Citations Database (www.osti.gov/energycitations).

c. Restrictions. Reports submitted to the DOE Information Bridge must not contain any Protected Personal Identifiable Information (PII), limited rights data (proprietary data), classified information, information subject to export control classification, or other information not subject to release.

NOTE:  Subject to OMB approval pursuant to the Paperwork Reduction Act, DOE reserves the right to amend the reporting requirements to request more frequent and more detailed reporting.

PUBLICATIONS

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a. You are encouraged to publish or otherwise make publicly available the results of the work conducted under the award.

b. An acknowledgment of Federal support and a disclaimer must appear in the publication of any material, whether copyrighted or not, based on or developed under this project, as follows:

Acknowledgment: "This material is based upon work supported by the Department of Energy under Award Number DE-EE0002407."

Disclaimer: "This report was prepared as an account of work sponsored by an agency of the United States Government. Neither the United States Government nor any agency thereof, nor any of their employees, makes any warranty, express or implied, or assumes any legal liability or responsibility for the accuracy, completeness, or usefulness of any information, apparatus, product, or process disclosed, or represents that its use would not infringe privately owned rights. Reference herein to any specific commercial product, process, or service by trade name, trademark, manufacturer, or otherwise does not necessarily constitute or imply its endorsement, recommendation, or favoring by the United States Government or any agency thereof. The views and opinions of authors expressed herein do not necessarily state or reflect those of the United States Government or any agency thereof."

FEDERAL, STATE, AND MUNICIPAL REQUIREMENTS

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You must obtain any required permits and comply with applicable federal, state, and municipal laws, codes, and regulations for work performed under this award.

INTELLECTUAL PROPERTY PROVISIONS AND CONTACT INFORMATION

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a. The intellectual property provisions applicable to this award are provided as an attachment to this award or are referenced on the Agreement Face Page. A list of all intellectual property provisions may be found at http://www.gc.doe.gov/financial_assistance_awards.htm.

b. Questions regarding intellectual property matters should be referred to the DOE Award Administrator and the Patent Counsel designated as the service provider for the DOE office that issued the award. The IP Service Providers List is found at http://www.gc.doe.gov/documents/Intellectual_Property_(IP)_Service_Providers_for_Acquisition.pdf

LOBBYING RESTRICTIONS

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By accepting funds under this award, you agree that none of the funds obligated on the award shall be expended, directly or indirectly, to influence congressional action on any legislation or appropriation matters pending before Congress, other than to communicate to Members of Congress as described in 18 U.S.C. 1913. This restriction is in addition to those prescribed elsewhere in statute and regulation.

NOTICE REGARDING THE PURCHASE OF AMERICAN-MADE EQUIPMENT AND PRODUCTS -- SENSE OF CONGRESS

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It is the sense of the Congress that, to the greatest extent practicable, all equipment and products purchased with funds made available under this award should be American-made.

PROPERTY

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Real property, and equipment acquired by the Recipient shall be subject to the rules set forth in 10 CFR 600.130-137, 10 CFR 600.231-233, or 10 CFR 600.320-324 as applicable.

Consistent with the goals and objectives of this project, the Recipient may continue to use Recipient acquired property beyond the Period of Performance, without obligation, during the period of such use, to extinguish DOE's conditional title to such property as described in 10 CFR 600.132-135, 10 CFR 600.231-233, 600.321-324, subject to the following: (a) the Recipient continues to utilize such property for the objectives of the project as set forth in the Statement of Project Objectives; (b) DOE retains the right to periodically ask for, and the Recipient agrees to provide, reasonable information concerning the use and condition of the property; and (c) the Recipient follows the property disposition rules set forth in the applicable sections of 10 CFR Part 600, if the property is no longer used by the Recipient for the objectives of the project, and the fair market value of property exceeds $5,000.

Once the per unit fair market value of the property is less than $5,000, pursuant to the applicable sections of 10 CFR Part 600, DOE's residual interest in the property shall be extinguished and Recipient shall have no further obligation to the DOE with respect to the property.

The regulations as set forth in 10 CFR Part 600 and the requirements of this article shall also apply to property in the possession of any team member, sub-recipient or other entity where such property was acquired in whole in part with funds provided by DOE under this grant or where such property was counted as cost-sharing under the grant.

INSOLVENCY, BANKRUPTCY OR RECEIVERSHIP

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a. You shall immediately notify the DOE of the occurrence of any of the following events: (i) you or your parent's filing of a voluntary case seeking liquidation or reorganization under the Bankruptcy Act; (ii) your consent to the institution of an involuntary case under the Bankruptcy Act against you or your parent; (iii) the filing of any similar proceeding for or against you or your parent, or its consent to, the dissolution, winding-up or readjustment of your debts, appointment of a receiver, conservator, trustee, or other officer with similar powers over you, under any other applicable state or federal law; or (iv) your insolvency due to your inability to pay your debts generally as they become due.

b. Such notification shall be in writing and shall: (i) specifically set out the details of the occurrence of an event referenced in paragraph a; (ii) provide the facts surrounding that event; and (iii) provide the impact such event will have on the project being funded by this award.

c. Upon the occurrence of any of the four events described in the first paragraph, DOE reserves the right to conduct a review of your award to determine your compliance with the required elements of the award (including such items as cost share, progress towards technical project objectives, and submission of required reports). If the DOE review determines that there are significant deficiencies or concerns with your performance under the award, DOE reserves the right to impose additional requirements, as needed, including (i) change your payment method; or (ii) institute payment controls.

d. Failure of the Recipient to comply with this provision may be considered a material noncompliance of this financial assistance award by the Contracting Officer.

INDEMNITY

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 The Recipient shall indemnify the Government and its officers, agents, or employees for any and all liability, including litigation expenses and attorneys' fees, arising from suits, actions, or claims of any character for death, bodily injury, or loss of or damage to property or to the environment, resulting from the project, except to the extent that such liability results from the direct fault or negligence of Government officers, agents or employees, or to the extent such liability may be covered by applicable allowable costs provisions.

DECONTAMINATION AND/OR DECOMMISSIONING (D &D) COSTS

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Notwithstanding any other provisions of this Agreement, the Government shall not be responsible for or have any obligation to the Recipient for (i) Decontamination and/or Decommissioning (D&D) of any of the Recipient's facilities, or (ii) any costs which may be incurred by the Recipient in connection with the D&D of any of its facilities due to the performance of the work under this Agreement, whether said work was performed prior to or subsequent to the effective date of this Agreement.

Special provisions relating to work funded under American Recovery and Reinvestment Act of 2009 (Mar 2009)

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Preamble

The American Recovery and Reinvestment Act of 2009, Pub. L. 111-5, (Recovery Act) was enacted to preserve and create jobs and promote economic recovery, assist those most impacted by the recession, provide investments needed to increase economic efficiency by spurring technological advances in science and health, invest in transportation, environmental protection, and other infrastructure that will provide long-term economic benefits, stabilize State and local government budgets, in order to minimize and avoid reductions in essential services and counterproductive State and local tax increases. Recipients shall use grant funds in a manner that maximizes job creation and economic benefit.

The Recipient shall comply with all terms and conditions in the Recovery Act relating generally to governance, accountability, transparency, data collection and resources as specified in Act itself and as discussed below.

Recipients should begin planning activities for their first tier subrecipients, including obtaining a DUNS number (or updating the existing DUNS record), and registering with the Central Contractor Registration (CCR).

Be advised that Recovery Act funds can be used in conjunction with other funding as necessary to complete projects, but tracking and reporting must be separate to meet the reporting requirements of the Recovery Act and related guidance. For projects funded by sources other than the Recovery Act, Contractors must keep separate records for Recovery Act funds and to ensure those records comply with the requirements of the Act.

The Government has not fully developed the implementing instructions of the Recovery Act, particularly concerning specific procedural requirements for the new reporting requirements. The Recipient will be provided these details as they become available. The Recipient must comply with all requirements of the Act. If the recipient believes there is any inconsistency between ARRA requirements and current award terms and conditions, the issues will be referred to the Contracting Officer for reconciliation.

Definitions

For purposes of this clause, Covered Funds means funds expended or obligated from appropriations under the American Recovery and Reinvestment Act of 2009, Pub. L. 111-5. Covered Funds will have special accounting codes and will be identified as Recovery Act funds in the grant, cooperative agreement or TIA and/or modification using Recovery Act funds. Covered Funds must be reimbursed by September 30, 2015.

Non-Federal employer means any employer with respect to covered funds -- the contractor, subcontractor, grantee, or recipient, as the case may be, if the contractor, subcontractor, grantee, or recipient is an employer; and any professional membership organization, certification of other professional body, any agent or licensee of the Federal government, or any person acting directly or indirectly in the interest of an employer receiving covered funds; or with respect to covered funds received by a State or local government, the State or local government receiving the funds and any contractor or subcontractor receiving the funds and any contractor or subcontractor of the State or local government; and does not mean any department, agency, or other entity of the federal government.

Recipient means any entity that receives Recovery Act funds directly from the Federal government (including Recovery Act funds received through grant, loan, or contract) other than an individual and includes a State that receives Recovery Act Funds.

Special Provisions

A. Flow Down Requirement

Recipients must include these special terms and conditions in any subaward.

B. Segregation of Costs

Recipients must segregate the obligations and expenditures related to funding under the Recovery Act. Financial and accounting systems should be revised as necessary to segregate, track and maintain these funds apart and separate from other revenue streams. No part of the funds from the Recovery Act shall be commingled with any other funds or used for a purpose other than that of making payments for costs allowable for Recovery Act projects.

C. Prohibition on Use of Funds

None of the funds provided under this agreement derived from the American Recovery and Reinvestment Act of 2009, Pub. L. 111-5, may be used by any State or local government, or any private entity, for any casino or other gambling establishment, aquarium, zoo, golf course, or swimming pool.

D. Access to Records

With respect to each financial assistance agreement awarded utilizing at least some of the funds appropriated or otherwise made available by the American Recovery and Reinvestment Act of 2009, Pub. L. 111-5, any representative of an appropriate inspector general appointed under section 3 or 8G of the Inspector General Act of 1988 (5 U.S.C. App.) or of the Comptroller General is authorized --

(1) to examine any records of the contractor or grantee, any of its subcontractors or subgrantees, or any State or local agency administering such contract that pertain to, and involve transactions that relate to, the subcontract, subcontract, grant, or subgrant; and

(2) to interview any officer or employee of the contractor, grantee, subgrantee, or agency regarding such transactions.

E. Publication

An application may contain technical data and other data, including trade secrets and/or privileged or confidential information, which the applicant does not want disclosed to the public or used by the Government for any purpose other than the application. To protect such data, the applicant should specifically identify each page including each line or paragraph thereof containing the data to be protected and mark the cover sheet of the application with the following Notice as well as referring to the Notice on each page to which the Notice applies:

Notice of Restriction on Disclosure and Use of Data

The data contained in pages ---- of this application have been submitted in confidence and contain trade secrets or proprietary information, and such data shall be used or disclosed only for evaluation purposes, provided that if this applicant receives an award as a result of or in connection with the submission of this application, DOE shall have the right to use or disclose the data here to the extent provided in the award. This restriction does not limit the Government's right to use or disclose data obtained without restriction from any source, including the applicant.

Information about this agreement will be published on the Internet and linked to the website www.recovery.gov, maintained by the Accountability and Transparency Board. The Board may exclude posting contractual or other information on the website on a case-by-case basis when necessary to protect national security or to protect information that is not subject to disclosure under sections 552 and 552a of title 5, United States Code.

F. Protecting State and Local Government and Contractor Whistleblowers.

The requirements of Section 1553 of the Act are summarized below. They include, but are not limited to:

Prohibition on Reprisals: An employee of any non-Federal employer receiving covered funds under the American Recovery and Reinvestment Act of 2009, Pub. L. 111-5, may not be discharged, demoted, or otherwise discriminated against as a reprisal for disclosing, including a disclosure made in the ordinary course of an employee's duties, to the Accountability and Transparency Board, an inspector general, the Comptroller General, a member of Congress, a State or Federal regulatory or law enforcement agency, a person with supervisory authority over the employee (or other person working for the employer who has the authority to investigate, discover or terminate misconduct), a court or grand jury, the head of a Federal agency, or their representatives information that the employee believes is evidence of:

- gross mismanagement of an agency contract or grant relating to covered funds;

- a gross waste of covered funds;

- a substantial and specific danger to public health or safety related to the implementation or use of covered funds;

- an abuse of authority related to the implementation or use of covered funds; or

- as violation of law, rule, or regulation related to an agency contract (including the competition for or negotiation of a contract) or grant, awarded or issued relating to covered funds.

Agency Action: Not later than 30 days after receiving an inspector general report of an alleged reprisal, the head of the agency shall determine whether there is sufficient basis to conclude that the non-Federal employer has subjected the employee to a prohibited reprisal. The agency shall either issue an order denying relief in whole or in part or shall take one or more of the following actions:

- Order the employer to take affirmative action to abate the reprisal.

- Order the employer to reinstate the person to the position that the person held before the reprisal, together with compensation including back pay, compensatory damages, employment benefits, and other terms and conditions of employment that would apply to the person in that position if the reprisal had not been taken.

- Order the employer to pay the employee an amount equal to the aggregate amount of all costs and expenses (including attorneys' fees and expert witnesses' fees) that were reasonably incurred by the employee for or in connection with, bringing the complaint regarding the reprisal, as determined by the head of a court of competent jurisdiction.

Nonenforceablity of Certain Provisions Waiving Rights and remedies or Requiring Arbitration: Except as provided in a collective bargaining agreement, the rights and remedies provided to aggrieved employees by this section may not be waived by any agreement, policy, form, or condition of employment, including any predispute arbitration agreement. No predispute arbitration agreement shall be valid or enforceable if it requires arbitration of a dispute arising out of this section.

Requirement to Post Notice of Rights and Remedies: Any employer receiving covered funds under the American Recovery and Reinvestment Act of 2009, Pub. L. 111-5, shall post notice of the rights and remedies as required therein. (Refer to section 1553 of the American Recovery and Reinvestment Act of 2009, Pub. L. 111-5, www.Recovery.gov, for specific requirements of this section and prescribed language for the notices.).

G. RESERVED

H. False Claims Act

Recipient and sub-recipients shall promptly refer to the DOE or other appropriate Inspector General any credible evidence that a principal, employee, agent, contractor, sub-grantee, subcontractor or other person has submitted a false claim under the False Claims Act or has committed a criminal or civil violation of laws pertaining to fraud, conflict of interest, bribery, gratuity or similar misconduct involving those funds.

I. Information in Support of Recovery Act Reporting

Recipient may be required to submit backup documentation for expenditures of funds under the Recovery Act including such items as timecards and invoices. Recipient shall provide copies of backup documentation at the request of the Contracting Officer or designee.

J. Availability of Funds

Funds appropriated under the Recovery Act and obligated to this award are available for reimbursement of costs until September 30, 2015.

REPORTING AND REGISTRATION REQUIREMENTS UNDER SECTION 1512 OF THE RECOVERY ACT

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(a) This award requires the recipient to complete projects or activities which are funded under the American Recovery and Reinvestment Act of 2009 (Recovery Act) and to report on use of Recovery Act funds provided through this award. Information from these reports will be made available to the public.

(b) The reports are due no later than ten calendar days after each calendar quarter in which the recipient receives the assistance award funded in whole or in part by the Recovery Act.

(c) Recipients and their first-tier recipients must maintain current registrations in the Central Contractor Registration (http://www.ccr.gov) at all times during which they have active federal awards funded with Recovery Act funds. A Dun and Bradstreet Data Universal Numbering System (DUNS) Number (http://www.dnb.com) is one of the requirements for registration in the Central Contractor Registration.

(d) The recipient shall report the information described in section 1512(c) of the Recovery Act using the reporting instructions and data elements that will be provided online at http://www.FederalReporting.gov and ensure that any information that is pre-filled is corrected or updated as needed.

RECOVERY ACT TRANSACTIONS LISTED IN SCHEDULE OF EXPENDITURES OF FEDERAL AWARDS AND RECIPIENT RESPONSIBILITIES FOR INFORMING SUBRECIPIENTS

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(a) To maximize the transparency and accountability of funds authorized under the American Recovery and Reinvestment Act of 2009 (Pub. L. 111--5) (Recovery Act) as required by Congress and in accordance with 2 CFR 215.21 "Uniform Administrative Requirements for Grants and Agreements" and OMB Circular A--102 Common Rules provisions, recipients agree to maintain records that identify adequately the source and application of Recovery Act funds. OMB Circular A--102 is available at http://www.whitehouse.gov/omb/circulars/a102/a102.html.

(b) For recipients covered by the Single Audit Act Amendments of 1996 and OMB Circular A--133, "Audits of States, Local Governments, and Non-Profit Organizations," recipients agree to separately identify the expenditures for Federal awards under the Recovery Act on the Schedule of Expenditures of Federal Awards (SEFA) and the Data Collection Form (SF--SAC) required by OMB Circular A--133. OMB Circular A--133 is available at http://www.whitehouse.gov/omb/circulars/a133/a133.html. This shall be accomplished by identifying expenditures for Federal awards made under the Recovery Act separately on the SEFA, and as separate rows under Item 9 of Part III on the SF--SAC by CFDA number, and inclusion of the prefix "ARRA-" in identifying the name of the Federal program on the SEFA and as the first characters in Item 9d of Part III on the SF--SAC.

(c) Recipients agree to separately identify to each subrecipient, and document at the time of subaward and at the time of disbursement of funds, the Federal award number, CFDA number, and amount of Recovery Act funds. When a recipient awards Recovery Act funds for an existing program, the information furnished to subrecipients shall distinguish the subawards of incremental Recovery Act funds from regular subawards under the existing program.

(d) Recipients agree to require their subrecipients to include on their SEFA information to specifically identify Recovery Act funding similar to the requirements for the recipient SEFA described above. This information is needed to allow the recipient to properly monitor subrecipient expenditure of ARRA funds as well as oversight by the Federal awarding agencies, Offices of Inspector General and the Government Accountability Office.

DAVIS BACON ACT AND CONTRACT WORK HOURS AND SAFETY STANDARDS ACT

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Definitions: For purposes of this article, Davis Bacon Act and Contract Work Hours and Safety Standards Act, the following definitions are applicable:

(1) "Award" means any grant, cooperative agreement or technology investment agreement made with Recovery Act funds by the Department of Energy (DOE) to a Recipient. Such Award must require compliance with the labor standards clauses and wage rate requirements of the Davis-Bacon Act (DBA) for work performed by all laborers and mechanics employed by Recipients (other than a unit of State or local government whose own employees perform the construction) Subrecipients, Contractors and subcontractors.

(2) "Contractor" means an entity that enters into a Contract. For purposes of these clauses, Contractor shall include (as applicable) prime contractors, Recipients, Subrecipients, and Recipients' or Subrecipients' contractors, subcontractors, and lower-tier subcontractors. "Contractor" does not mean a unit of State or local government where construction is performed by its own employees."

(3) "Contract" means a contract executed by a Recipient, Subrecipient, prime contractor or any tier subcontractor for construction, alteration, or repair. It may also mean (as applicable) (i) financial assistance instruments such as grants, cooperative agreements, technology investment agreements, and loans; and, (ii) Sub awards, contracts and subcontracts issued under financial assistance agreements. "Contract" does not mean a financial assistance instrument with a unit of State or local government where construction is performed by its own employees.

(4) "Contracting Officer" means the DOE official authorized to execute an Award on behalf of DOE and who is responsible for the business management and non-program aspects of the financial assistance process.

(5) "Recipient" means any entity other than an individual that receives an Award of Federal funds in the form of a grant, cooperative agreement or technology investment agreement directly from the Federal Government and is financially accountable for the use of any DOE funds or property, and is legally responsible for carrying out the terms and conditions of the program and Award.

(6) "Subaward" means an award of financial assistance in the form of money, or property in lieu of money, made under an award by a Recipient to an eligible Subrecipient or by a Subrecipient to a lower- tier subrecipient. The term includes financial assistance when provided by any legal agreement, even if the agreement is called a contract, but does not include the Recipient's procurement of goods and services to carry out the program nor does it include any form of assistance which is excluded from the definition of "Award" above.

(7) "Subrecipient" means a non-Federal entity that expends Federal funds received from a Recipient to carry out a Federal program, but does not include an individual that is a beneficiary of such a program.

(a) Davis Bacon Act

(1) Minimum wages.

(i) All laborers and mechanics employed or working upon the site of the work (or under the United States Housing Act of 1937 or under the Housing Act of 1949 in the construction or development of the project), will be paid unconditionally and not less often than once a week, and without subsequent deduction or rebate on any account (except such payroll deductions as are permitted by regulations issued by the Secretary of Labor under the Copeland Act (29 CFR part 3) ), the full amount of wages and bona fide fringe benefits (or cash equivalents thereof) due at time of payment computed at rates not less than those contained in the wage determination of the Secretary of Labor which is attached hereto and made a part hereof, regardless of any contractual relationship which may be alleged to exist between the Contractor and such laborers and mechanics.

Contributions made or costs reasonably anticipated for bona fide fringe benefits under section 1(b)(2) of the Davis-Bacon Act on behalf of laborers or mechanics are considered wages paid to such laborers or mechanics, subject to the provisions of paragraph (a)(1)(iv) of this section; also, regular contributions made or costs incurred for more than a weekly period (but not less often than quarterly) under plans, funds, or programs which cover the particular weekly period, are deemed to be constructively made or incurred during such weekly period. Such laborers and mechanics shall be paid the appropriate wage rate and fringe benefits on the wage determination for the classification of work actually performed, without regard to skill, except as provided in § 5.5(a)(4). Laborers or mechanics performing work in more than one classification may be compensated at the rate specified for each classification for the time actually worked therein: Provided, That the employer's payroll records accurately set forth the time spent in each classification in which work is performed. The wage determination (including any additional classification and wage rates conformed under paragraph (a)(1)(ii) of this section) and the Davis-Bacon poster (WH-1321) shall be posted at all times by the Contractor and its subcontractors at the site of the work in a prominent and accessible place where it can be easily seen by the workers.

(ii)(A) The Contracting Officer shall require that any class of laborers or mechanics, including helpers, which is not listed in the wage determination and which is to be employed under the Contract shall be classified in conformance with the wage determination. The Contracting Officer shall approve an additional classification and wage rate and fringe benefits therefore only when the following criteria have been met:

(1) The work to be performed by the classification requested is not performed by a classification in the wage determination; and

(2) The classification is utilized in the area by the construction industry; and

(3) The proposed wage rate, including any bona fide fringe benefits, bears a reasonable relationship to the wage rates contained in the wage determination.

(B) If the Contractor and the laborers and mechanics to be employed in the classification (if known), or their representatives, and the Contracting Officer agree on the classification and wage rate (including the amount designated for fringe benefits where appropriate), a report of the action taken shall be sent by the Contracting Officer to the Administrator of the Wage and Hour Division, U.S. Department of Labor, Washington, DC 20210. The Administrator, or an authorized representative, will approve, modify, or disapprove every additional classification action within 30 days of receipt and so advise the Contracting Officer or will notify the Contracting Officer within the 30-day period that additional time is necessary.

(C) In the event the Contractor, the laborers or mechanics to be employed in the classification or their representatives, and the Contracting Officer do not agree on the proposed classification and wage rate (including the amount designated for fringe benefits, where appropriate), the Contracting Officer shall refer the questions, including the views of all interested parties and the recommendation of the Contracting Officer, to the Administrator for determination. The Administrator, or an authorized representative, will issue a determination within 30 days of receipt and so advise the Contracting Officer or will notify the Contracting Officer within the 30-day period that additional time is necessary.

(D) The wage rate (including fringe benefits where appropriate) determined pursuant to paragraphs (a)(1)(ii)(B) or (C) of this section, shall be paid to all workers performing work in the classification under this Contract from the first day on which work is performed in the classification.

(iii) Whenever the minimum wage rate prescribed in the Contract for a class of laborers or mechanics includes a fringe benefit which is not expressed as an hourly rate, the Contractor shall either pay the benefit as stated in the wage determination or shall pay another bona fide fringe benefit or an hourly cash equivalent thereof.

(iv) If the Contractor does not make payments to a trustee or other third person, the Contractor may consider as part of the wages of any laborer or mechanic the amount of any costs reasonably anticipated in providing bona fide fringe benefits under a plan or program, Provided, That the Secretary of Labor has found, upon the written request of the Contractor, that the applicable standards of the Davis-Bacon Act have been met. The Secretary of Labor may require the Contractor to set aside in a separate account assets for the meeting of obligations under the plan or program.

(2) Withholding. The Department of Energy or the Recipient or Subrecipient shall upon its own action or upon written request of an authorized representative of the Department of Labor withhold or cause to be withheld from the Contractor under this Contract or any other Federal contract with the same prime contractor, or any other federally-assisted contract subject to Davis-Bacon prevailing wage requirements, which is held by the same prime contractor, so much of the accrued payments or advances as may be considered necessary to pay laborers and mechanics, including apprentices, trainees, and helpers, employed by the Contractor or any subcontractor the full amount of wages required by the Contract. In the event of failure to pay any laborer or mechanic, including any apprentice, trainee, or helper, employed or working on the site of the work (or under the United States Housing Act of 1937 or under the Housing Act of 1949 in the construction or development of the project), all or part of the wages required by the Contract, the Department of Energy, Recipient, or Subrecipient, may, after written notice to the Contractor, sponsor, applicant, or owner, take such action as may be necessary to cause the suspension of any further payment, advance, or guarantee of funds until such violations have ceased.

(3) Payrolls and basic records.

(i) Payrolls and basic records relating thereto shall be maintained by the Contractor during the course of the work and preserved for a period of three years thereafter for all laborers and mechanics working at the site of the work (or under the United States Housing Act of 1937, or under the Housing Act of 1949, in the construction or development of the project). Such records shall contain the name, address, and social security number of each such worker, his or her correct classification, hourly rates of wages paid (including rates of contributions or costs anticipated for bona fide fringe benefits or cash equivalents thereof of the types described in section 1(b)(2)(B) of the Davis-Bacon Act), daily and weekly number of hours worked, deductions made and actual wages paid. Whenever the Secretary of Labor has found under 29 CFR 5.5(a)(1)(iv) that the wages of any laborer or mechanic include the amount of any costs reasonably anticipated in providing benefits under a plan or program described in section 1(b)(2)(B) of the Davis-Bacon Act, the Contractor shall maintain records which show that the commitment to provide such benefits is enforceable, that the plan or program is financially responsible, and that the plan or program has been communicated in writing to the laborers or mechanics affected, and records which show the costs anticipated or the actual cost incurred in providing such benefits. Contractors employing apprentices or trainees under approved programs shall maintain written evidence of the registration of apprenticeship programs and certification of trainee programs, the registration of the apprentices and trainees, and the ratios and wage rates prescribed in the applicable programs.

(ii) (A) The Contractor shall submit weekly for each week in which any Contract work is performed a copy of all payrolls to the Department of Energy if the agency is a party to the Contract, but if the agency is not such a party, the Contractor will submit the payrolls to the Recipient or Subrecipient (as applicable), applicant, sponsor, or owner, as the case may be, for transmission to the Department of Energy. The payrolls submitted shall set out accurately and completely all of the information required to be maintained under 29 CFR 5.5(a)(3)(i), except that full social security numbers and home addresses shall not be included on weekly transmittals. Instead the payrolls shall only need to include an individually identifying number for each employee (e.g., the last four digits of the employee's social security number). The required weekly payroll information may be submitted in any form desired. Optional Form WH-347 is available for this purpose from the Wage and Hour Division Web site at http://www.dol.gov/esa/whd/forms/wh347instr.htm or its successor site. The prime Contractor is responsible for the submission of copies of payrolls by all subcontractors. Contractors and subcontractors shall maintain the full social security number and current address of each covered worker, and shall provide them upon request to the Department of Energy if the agency is a party to the Contract, but if the agency is not such a party, the Contractor will submit them to the Recipient or Subrecipient (as applicable), applicant, sponsor, or owner, as the case may be, for transmission to the Department of Energy, the Contractor, or the Wage and Hour Division of the Department of Labor for purposes of an investigation or audit of compliance with prevailing wage requirements. It is not a violation of this section for a prime contractor to require a subcontractor to provide addresses and social security numbers to the prime contractor for its own records, without weekly submission to the sponsoring government agency (or the Recipient or Subrecipient (as applicable), applicant, sponsor, or owner).

(B) Each payroll submitted shall be accompanied by a "Statement of Compliance," signed by the Contractor or subcontractor or his or her agent who pays or supervises the payment of the persons employed under the Contract and shall certify the following:

(1) That the payroll for the payroll period contains the information required to be provided under § 5.5 (a)(3)(ii) of Regulations, 29 CFR part 5, the appropriate information is being maintained under § 5.5 (a)(3)(i) of Regulations, 29 CFR part 5, and that such information is correct and complete;

(2) That each laborer or mechanic (including each helper, apprentice, and trainee) employed on the Contract during the payroll period has been paid the full weekly wages earned, without rebate, either directly or indirectly, and that no deductions have been made either directly or indirectly from the full wages earned, other than permissible deductions as set forth in Regulations, 29 CFR part 3;

(3) That each laborer or mechanic has been paid not less than the applicable wage rates and fringe benefits or cash equivalents for the classification of work performed, as specified in the applicable wage determination incorporated into the Contract.

(C) The weekly submission of a properly executed certification set forth on the reverse side of Optional Form WH-347 shall satisfy the requirement for submission of the "Statement of Compliance" required by paragraph (a)(3)(ii)(B) of this section.

(D) The falsification of any of the above certifications may subject the Contractor or subcontractor to civil or criminal prosecution under section 1001 of title 18 and section 3729 of title 31 of the United States Code.

(iii) The Contractor or subcontractor shall make the records required under paragraph (a)(3)(i) of this section available for inspection, copying, or transcription by authorized representatives of the Department of Energy or the Department of Labor, and shall permit such representatives to interview employees during working hours on the job. If the Contractor or subcontractor fails to submit the required records or to make them available, the Federal agency may, after written notice to the Contractor, sponsor, applicant, or owner, take such action as may be necessary to cause the suspension of any further payment, advance, or guarantee of funds. Furthermore, failure to submit the required records upon request or to make such records available may be grounds for debarment action pursuant to 29 CFR 5.12.

(4) Apprentices and trainees--

(i) Apprentices. Apprentices will be permitted to work at less than the predetermined rate for the work they performed when they are employed pursuant to and individually registered in a bona fide apprenticeship program registered with the U.S. Department of Labor, Employment and Training Administration, Office of Apprenticeship Training, Employer and Labor Services, or with a State Apprenticeship Agency recognized by the Office, or if a person is employed in his or her first 90 days of probationary employment as an apprentice in such an apprenticeship program, who is not individually registered in the program, but who has been certified by the Office of Apprenticeship Training, Employer and Labor Services or a State Apprenticeship Agency (where appropriate) to be eligible for probationary employment as an apprentice. The allowable ratio of apprentices to journeymen on the job site in any craft classification shall not be greater than the ratio permitted to the Contractor as to the entire work force under the registered program. Any worker listed on a payroll at an apprentice wage rate, who is not registered or otherwise employed as stated above, shall be paid not less than the applicable wage rate on the wage determination for the classification of work actually performed. In addition, any apprentice performing work on the job site in excess of the ratio permitted under the registered program shall be paid not less than the applicable wage rate on the wage determination for the work actually performed. Where a Contractor is performing construction on a project in a locality other than that in which its program is registered, the ratios and wage rates (expressed in percentages of the journeyman's hourly rate) specified in the Contractor's or subcontractor's registered program shall be observed. Every apprentice must be paid at not less than the rate specified in the registered program for the apprentice's level of progress, expressed as a percentage of the journeymen hourly rate specified in the applicable wage determination. Apprentices shall be paid fringe benefits in accordance with the provisions of the apprenticeship program. If the apprenticeship program does not specify fringe benefits, apprentices must be paid the full amount of fringe benefits listed on the wage determination for the applicable classification. If the Administrator determines that a different practice prevails for the applicable apprentice classification, fringes shall be paid in accordance with that determination. In the event the Office of Apprenticeship Training, Employer and Labor Services, or a State Apprenticeship Agency recognized by the Office, withdraws approval of an apprenticeship program, the Contractor will no longer be permitted to utilize apprentices at less than the applicable predetermined rate for the work performed until an acceptable program is approved.

(ii) Trainees. Except as provided in 29 CFR 5.16, trainees will not be permitted to work at less than the predetermined rate for the work performed unless they are employed pursuant to and individually registered in a program which has received prior approval, evidenced by formal certification by the U.S. Department of Labor, Employment and Training Administration. The ratio of trainees to journeymen on the job site shall not be greater than permitted under the plan approved by the Employment and Training Administration. Every trainee must be paid at not less than the rate specified in the approved program for the trainee's level of progress, expressed as a percentage of the journeyman hourly rate specified in the applicable wage determination. Trainees shall be paid fringe benefits in accordance with the provisions of the trainee program. If the trainee program does not mention fringe benefits, trainees shall be paid the full amount of fringe benefits listed on the wage determination unless the Administrator of the Wage and Hour Division determines that there is an apprenticeship program associated with the corresponding journeyman wage rate on the wage determination which provides for less than full fringe benefits for apprentices. Any employee listed on the payroll at a trainee rate who is not registered and participating in a training plan approved by the Employment and Training Administration shall be paid not less than the applicable wage rate on the wage determination for the classification of work actually performed. In addition, any trainee performing work on the job site in excess of the ratio permitted under the registered program shall be paid not less than the applicable wage rate on the wage determination for the work actually performed. In the event the Employment and Training Administration withdraws approval of a training program, the Contractor will no longer be permitted to utilize trainees at less than the applicable predetermined rate for the work performed until an acceptable program is approved.

(iii) Equal employment opportunity. The utilization of apprentices, trainees and journeymen under this part shall be in conformity with the equal employment opportunity requirements of Executive Order 11246, as amended and 29 CFR part 30.

(5) Compliance with Copeland Act requirements. The Contractor shall comply with the requirements of 29 CFR part 3, which are incorporated by reference in this Contract.

(6) Contracts and Subcontracts. The Recipient, Subrecipient, the Recipient's and Subrecipient's contractors and subcontractor shall insert in any Contracts the clauses contained herein in(a)(1) through (10) and such other clauses as the Department of Energy may by appropriate instructions require, and also a clause requiring the subcontractors to include these clauses in any lower tier subcontracts. The Recipient shall be responsible for the compliance by any subcontractor or lower tier subcontractor with all of the paragraphs in this clause.

(7) Contract termination: debarment. A breach of the Contract clauses in 29 CFR 5.5 may be grounds for termination of the Contract, and for debarment as a contractor and a subcontractor as provided in 29 CFR 5.12.

(8) Compliance with Davis-Bacon and Related Act requirements. All rulings and interpretations of the Davis-Bacon and Related Acts contained in 29 CFR parts 1, 3, and 5 are herein incorporated by reference in this Contract.

(9) Disputes concerning labor standards. Disputes arising out of the labor standards provisions of this Contract shall not be subject to the general disputes clause of this Contract. Such disputes shall be resolved in accordance with the procedures of the Department of Labor set forth in 29 CFR parts 5, 6, and 7. Disputes within the meaning of this clause include disputes between the Recipient, Subrecipient, the Contractor (or any of its subcontractors) and the contracting agency, the U.S. Department of Labor, or the employees or their representatives.

(10) Certification of eligibility.

(i) By entering into this Contract, the Contractor certifies that neither it (nor he or she) nor any person or firm who has an interest in the Contractor's firm is a person or firm ineligible to be awarded Government contracts by virtue of section 3(a) of the Davis-Bacon Act or 29 CFR 5.12(a)(1).

(ii) No part of this Contract shall be subcontracted to any person or firm ineligible for award of a Government contract by virtue of section 3(a) of the Davis-Bacon Act or 29 CFR 5.12(a)(1).

(iii) The penalty for making false statements is prescribed in the U.S. Criminal Code, 18 U.S.C. 1001.

(b) Contract Work Hours and Safety Standards Act. As used in this paragraph, the terms laborers and mechanics include watchmen and guards.

(1) Overtime requirements. No Contractor or subcontractor contracting for any part of the Contract work which may require or involve the employment of laborers or mechanics shall require or permit any such laborer or mechanic in any workweek in which he or she is employed on such work to work in excess of forty hours in such workweek unless such laborer or mechanic receives compensation at a rate not less than one and one-half times the basic rate of pay for all hours worked in excess of forty hours in such workweek.

(2) Violation; liability for unpaid wages; liquidated damages. In the event of any violation of the clause set forth in paragraph (b)(1) of this section the Contractor and any subcontractor responsible therefore shall be liable for the unpaid wages. In addition, such Contractor and subcontractor shall be liable to the United States (in the case of work done under contract for the District of Columbia or a territory, to such District or to such territory), for liquidated damages. Such liquidated damages shall be computed with respect to each individual laborer or mechanic, including watchmen and guards, employed in violation of the clause set forth in paragraph (b)(1) of this section, in the sum of $10 for each calendar day on which such individual was required or permitted to work in excess of the standard workweek of forty hours without payment of the overtime wages required by the clause set forth in paragraph (b)(1) of this section.

(3) Withholding for unpaid wages and liquidated damages. The Department of Energy or the Recipient or Subrecipient shall upon its own action or upon written request of an authorized representative of the Department of Labor withhold or cause to be withheld, from any moneys payable on account of work performed by the Contractor or subcontractor under any such contract or any other Federal contract with the same prime Contractor, or any other federally-assisted contract subject to the Contract Work Hours and Safety Standards Act, which is held by the same prime contractor, such sums as may be determined to be necessary to satisfy any liabilities of such Contractor or subcontractor for unpaid wages and liquidated damages as provided in the clause set forth in paragraph (b)(2) of this section.

(4) Contracts and Subcontracts. The Recipient, Subrecipient, and Recipient's and Subrecipient's contractor or subcontractor shall insert in any Contracts, the clauses set forth in paragraph (b)(1) through (4) of this section and also a clause requiring the subcontractors to include these clauses in any lower tier subcontracts. The Recipient shall be responsible for compliance by any subcontractor or lower tier subcontractor with the clauses set forth in paragraphs (b)(1) through (4) of this section.

(5) The Contractor or subcontractor shall maintain payrolls and basic payroll records during the course of the work and shall preserve them for a period of three years from the completion of the Contract for all laborers and mechanics, including guards and watchmen, working on the Contract. Such records shall contain the name and address of each such employee, social security number, correct classifications, hourly rates of wages paid, daily and weekly number of hours worked, deductions made, and actual wages paid. The records to be maintained under this paragraph shall be made available by the Contractor or subcontractor for inspection, copying, or transcription by authorized representatives of the Department of Energy and the Department of Labor, and the Contractor or subcontractor will permit such representatives to interview employees during working hours on the job.

RECIPIENT FUNCTIONS

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(1) On behalf of the Department of Energy (DOE), Recipient shall perform the following functions:

(a) Obtain, maintain, and monitor all DBA certified payroll records submitted by the Subrecipients and Contractors at any tier under this Award;

(b) Review all DBA certified payroll records for compliance with DBA requirements, including applicable DOL wage determinations;

(c) Notify DOE of any non-compliance with DBA requirements by Subrecipients or Contractors at any tier, including any non-compliances identified as the result of reviews performed pursuant to paragraph (b) above;

(d) Address any Subrecipient and any Contractor DBA non-compliance issues; if DBA non-compliance issues cannot be resolved in a timely manner, forward complaints, summary of investigations and all relevant information to DOE;

(e) Provide DOE with detailed information regarding the resolution of any DBA non-compliance issues;

(f) Perform services in support of DOE investigations of complaints filed regarding noncompliance by Subrecipients and Contractors with DBA requirements;

(g) Perform audit services as necessary to ensure compliance by Subrecipients and Contractors with DBA requirements and as requested by the Contracting Officer; and

(h) Provide copies of all records upon request by DOE or DOL in a timely manner.

(2) All records maintained on behalf of the DOE in accordance with paragraph (1) above are federal government (DOE) owned records. DOE or an authorized representative shall be granted access to the records at all times.

(3) In the event of, and in response to any Freedom of Information Act, 5 U.S.C. 552, requests submitted to DOE, Recipient shall provide such records to DOE within 5 business days of receipt of a request from DOE.

FINAL INCURRED COST AUDIT

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In accordance with 10 CFR 600, DOE reserves the right to initiate a final incurred cost audit on this award. If the audit has not been performed or completed prior to the closeout of the award, DOE retains the right to recover an appropriate amount after fully considering the recommendations on disallowed costs resulting from the final audit.